Exhibit 3.4

EXECUTION COPY

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LAREDO PETROLEUM, LLC

a Delaware limited liability company

October 15, 2008

TABLE OF CONTENTS

		Page

	ARTICLE 1

	DEFINITIONS AND CONSTRUCTION

Section 1.1	Definitions	1
Section 1.2	Construction	1

	ARTICLE 2

	ORGANIZATION

Section 2.1	Formation	2
Section 2.2	Name	2
Section 2.3	Registered Office; Registered Agent; Principal Office; Other Offices	2
Section 2.4	Purposes	2
Section 2.5	Foreign Qualification	2
Section 2.6	Term	3
Section 2.7	No State Law Partnership	3
Section 2.8	Title to Company Assets	3

	ARTICLE 3

	MEMBERS; UNITS

Section 3.1	Members	3
Section 3.2	Units	3
Section 3.3	No Other Persons Deemed Members	8
Section 3.4	No Resignation	8
Section 3.5	Admission of Additional Members and Substituted Members and Creation of Additional Units	8
Section 3.6	No Liability of Members	9
Section 3.7	Spouses of Members	10

	ARTICLE 4

	REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of Committed Members	10
Section 4.2	Representations and Warranties of Members other than Committed Members	11

Section 8.6	Acknowledgement Regarding Outside Businesses and Opportunities	50
Section 8.7	Acknowledgement and Release Relating to Matters Requiring Member Approval	51
Section 8.8	Amendment, Modification or Repeal	51

	ARTICLE 9

	LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 9.1	Limitation of Liability and Indemnification	52
Section 9.2	Insurance	55

	ARTICLE 10

	CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS

Section 10.1	Financial Reports and Access to Information	56
Section 10.2	Annual Budget	57
Section 10.3	Maintenance of Books	57
Section 10.4	Accounts	57
Section 10.5	Information	57
Section 10.6	VCOC Amendments	58

	ARTICLE 11

	TAXES

Section 11.1	Tax Returns	59
Section 11.2	Tax Partnership	59
Section 11.3	Tax Elections	59
Section 11.4	Tax Matters Member	59
Section 11.5	Section 83(b) Election	60
Section 11.6	Section 83 Safe Harbor Election	61

	ARTICLE 12

	DISSOLUTION, WINDING-UP AND TERMINATION

Section 12.1	Dissolution	61
Section 12.2	Winding-Up and Termination	62
Section 12.3	Clawback	63
Section 12.4	Deficit Capital Accounts	63
Section 12.5	Certificate of Cancellation	63

	ARTICLE 13

	GENERAL PROVISIONS

Section 13.1	Offset	63
Section 13.2	Notices	63
Section 13.3	Entire Agreement; Supersedure	64
Section 13.4	Effect of Waiver or Consent	64
Section 13.5	Amendment or Restatement; Power of Attorney	64
Section 13.6	Binding Effect	66
Section 13.7	Governing Law; Severability; Limitation of Liability	66
Section 13.8	Further Assurances	67
Section 13.9	Counterparts	67
Section 13.10	Fees and Expenses	67
Section 13.11	Termination of Employment Arrangements	67
Section 13.12	Former Nomenclature for Series A Units	67

EXHIBITS

A	Defined Terms
B	Spousal Agreement
C	Addendum Agreement
D	Registration Rights
E-l	Series A-l Unit Subscription Agreement
E-2	Unit Subscription Agreement
F	Restricted Unit Agreement
G-l	Call Notice
G-2	Investor Call Right Call Notice
H	Non-Competition and Confidentiality Agreement
I	Illustration of Distribution Provisions

SCHEDULES

I	Names and Addresses of Members
II	Preferred Unitholders
III	Managers

v

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LAREDO PETROLEUM, LLC

a Delaware limited liability company

This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of LAREDO PETROLEUM, LLC, a Delaware limited liability company (the “Company”), dated as of October 15, 2008 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by the Members (as defined below) and the Company.

BACKGROUND:

WHEREAS, the Company and certain of its Members (as defined below) entered into the Limited Liability Company Agreement dated May 21, 2007 (such date, the “Original Execution Date”, and such agreement, the “Original Limited Liability Company Agreement”);

WHEREAS, pursuant to Section 13.5 of the Original Limited Liability Company Agreement, the Company and its Members desire to amend and restate the Original Limited Liability Company Agreement according to the terms and conditions set forth herein; and

WHEREAS, this Agreement will be in force and effect and become binding on the current Members of the Company and their respective spouses by the execution hereof by the required signatories to effect the amendment and restatement of the Original Limited Liability Company Agreement.

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

Section 1.1            Definitions.  Capitalized terms used in this Agreement (including the Exhibits and Schedules hereto) but not defined in the body hereof are defined in Exhibit A.

Section 1.2            Construction.  Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited; and (e) references to Exhibits and Schedules are to the items identified separately in writing by the parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein.

ARTICLE 2

ORGANIZATION

Section 2.1            Formation.  The Company was organized as a Delaware limited liability company under and pursuant to the Act by the filing of the Certificate.

Section 2.2            Name.  The name of the Company is “LAREDO PETROLEUM, LLC” and all Company business must be conducted in that name or such other name or names that comply with Law and as the Board may select.

Section 2.3            Registered Office; Registered Agent; Principal Office; Other Offices.

The registered office of the Company required by the Act to be maintained in Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law. The registered agent of the Company in Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate in the manner provided by Law. The principal office of the Company shall be at such place as the Board may designate. The Company may have such other offices as the Board may designate.

Section 2.4            Purposes.  The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act, including to engage indirectly through subsidiaries in the acquisition of, exploration for and exploitation and development of, oil and natural gas primarily in the United States and to engage in such other activities incidental or ancillary thereto as the Board deems necessary or advisable, all upon the terms and conditions set forth in this Agreement.  For the avoidance of doubt, the Company does not intend to engage in any activities that could result in the recognition of unrelated business taxable income within the meaning of Code Section 512 by any Member or holder of Units or Membership Interests by reason of its ownership or holding of Units or Membership Interests.

Section 2.5            Foreign Qualification.  The Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in foreign jurisdictions if that jurisdiction requires qualification.  At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business, provided, that no Member shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

Section 2.6            Term.  The Company commenced upon the effectiveness of the Certificate and shall have a perpetual existence, unless and until it is dissolved and terminated in accordance with Article 12.

Section 2.7            No State Law Partnership.  The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

Section 2.8            Title to Company Assets.  Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity. Title to any or all of the Company assets may be held in the name of the Company or one or more of its Subsidiaries or one or more nominees, as the Board may determine.  All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE 3

MEMBERS; UNITS

Section 3.1            Members.  The Persons listed on Schedule I are the Members of the Company as of the Effective Date.

Section 3.2            Units.

(a)           Series.  The Membership Interests shall be divided into two classes of units referred to as “Preferred Units” and “Profits Units”.  The Preferred Units shall initially be divided into two series of units referred to as “Series A-l Preferred Units” and “Series A-2 Preferred Units”.  The Profits Units shall initially be divided into four series of units referred to as “Series B Units”, “Series C Units”, “Series D Units” and “Series E Units”.  The Company is authorized to issue up to 60,000,000 units designated as “Series A-l Preferred Units”, 48,000,000 units designated as “Series A-2 Preferred Units”, 16,923,077 units designated as “Series B Units”, 8,791,209 units designated as “Series C Units”, 13,538,462 units designated as “Series D Units” and 7,032,967 units designated as “Series E Units”.  The Series A-2 Preferred Units shall have a Designated Value of $1.25; provided, however, that such Units shall not constitute “profits interests” as described in Sections 3.2(d), (e), (f) and (g).

(b)           Series A-l Preferred Units.  The Company has issued 60,000,000 Series A-l Preferred Units at a purchase price of $5.00 per Series A-l Preferred Unit pursuant to the Series A-l Unit Subscription Agreement.

(c)           Series A-2 Preferred Units.  The Company may issue, from time to time, an aggregate of up to 48,000,000 Series A-2 Preferred Units at a purchase price of $6.25 per Series A-2 Preferred Unit pursuant to the Unit Subscription Agreement.

(d)           Series B Units.

(i)            The Company may issue an aggregate of up to 16,923,077 Series B Units pursuant to Restricted Unit Agreements.  The Series B Units may be vested (the “Vested Series B Units”) or unvested (the “Unvested Series B Units”).  Unvested Series B Units shall vest or remain unvested in the manner and subject to the conditions set forth in the applicable Restricted Unit Agreement under which such Units were granted.  The Company shall not issue Series B Units to any Person who has not executed and delivered to the Company the applicable Restricted Unit Agreement, together with one or more of the following agreements selected by the Board:  (i) a non-competition and confidentiality agreement, substantially in the form attached hereto as Exhibit H, or in the form as otherwise approved by the Board, (ii) a confidentiality, non-solicitation and non- disparagement agreement in the form approved by the Board, or (iii) an employment agreement in the form approved by the Board.  Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, in the event of a Change of Control, or upon the occurrence of a Liquidation Event, (A) the Compensation Committee, in its sole discretion, may allocate and cause the Company to issue all authorized but unissued Series B Units (not including any previously issued Series B Units that have been redeemed by or forfeited to the Company) and (B) all outstanding Series B Units shall automatically become Vested Series B Units.

(ii)           The Series B Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the IRS or other applicable law).  Accordingly, the capital account associated with each Series B Unit at the time of its issuance shall be equal to zero dollars ($0.00).  The Company and the holders of Series B Units shall file all federal income tax returns consistent with such characterization.

(iii)          Of the aggregate authorized number of Series B Units, 6,288,000 have been designated by the Board as “Series B-l Units” and issued on or prior to the date hereof with a Designated Value of $0.00, and 2,329,000 have been designated by the Board as “Series B-2 Units” and issued on or prior to the date hereof with a Designated Value of $1.25.  The Company may from time to time designate and issue additional series of Series B Units (up to the number of authorized but unissued Series B Units), each of which shall be designated by a sequential number (e.g., Series B-3, Series B-4, etc.).  The Board shall designate a “Designated Value” applicable to each such additional series of Series B Units to the extent necessary to cause such Units to constitute “profits interests” as provided in Section 3.2(d)(ii) above, but not less than $0.00 (taking into account the adjustments to Book Value contemplated in clause (ii) of subparagraph (b) of the definition thereof).  The Designated Value for each such additional series of Series B Units shall equal not less than the amount that would, in the reasonable determination of the Board, be distributed with respect to each Series A-l Preferred Unit if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 6.1(c).

(e)           Series C Units.

(i)            The Company may issue an aggregate of up to 8,791,209 Series C Units pursuant to Restricted Unit Agreements. The Series C Units may be vested (the “Vested Series C Units”) or unvested (the “Unvested Series C Units”). Unvested Series C Units shall vest or remain unvested in the manner and subject to the conditions set forth in the applicable Restricted Unit Agreement under which such Units were granted. The Company shall not issue Series C Units to any Person who has not executed and delivered to the Company the applicable Restricted Unit Agreement, together with one or more of the following agreements selected by the Board: (i) a non-competition and confidentiality agreement, substantially in the form attached hereto as Exhibit H, or in the form as otherwise approved by the Board, (ii) a confidentiality, non-solicitation and non- disparagement agreement in the form approved by the Board, or (iii) an employment agreement in the form approved by the Board. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, in the event of a Change of Control, or upon the occurrence of a Liquidation Event, (A) the Compensation Committee, in its sole discretion, may allocate and cause the Company to issue all authorized but unissued Series C Units (not including any previously issued Series C Units that have been redeemed by or forfeited to the Company) and (B) all outstanding Series C Units shall automatically become Vested Series C Units.

(ii)           The Series C Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the IRS or other applicable law).  Accordingly, the capital account associated with each Series C Unit at the time of its issuance shall be equal to zero dollars ($0.00).  The Company and the holders of Series C Units shall file all federal income tax returns consistent with such characterization.

(iii)          Of the aggregate authorized number of Series C Units, 7,780,000 have been designated by the Board as “Series C-l Units” and issued on or prior to the date hereof with a Designated Value of $10.00.  The Company may from time to time designate and issue additional series of Series C Units (up to the number of authorized but unissued Series C Units), each of which shall be designated with a sequential number (e.g. Series C-2, Series C-3, etc.). The Board shall designate a “Designated Value” applicable to each such additional series of Series C Units to the extent necessary to cause such Units to constitute “profits interests” as provided in Section 3.2(e)(ii) above, but not less than $10.00 (taking into account the adjustments to Book Value contemplated in clause (ii) of subparagraph (b) of the definition thereof).  The Designated Value for each such additional series of Series C Units shall equal not less than the sum of $10.00 plus the amount that would, in the reasonable determination of the Board, be distributed with respect to each Series A-l Preferred Unit if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 6.1(c).

(f)            Series C Units.

(i)            The Company may issue an aggregate of up to 13,538,462 Series D Units pursuant to Restricted Unit Agreements.  The Series D Units may be vested (the “Vested Series D Units”) or unvested (the “Unvested Series D Units”).  Unvested Series D Units shall vest or remain unvested in the manner and subject to the conditions set forth in the applicable Restricted Unit Agreement under which such Units were granted.  The Company shall not issue Series D Units to any Person who has not executed and delivered to the Company the applicable Restricted Unit Agreement, together with one or more of the following agreements selected by the Board: (i) a non-competition and confidentiality agreement, substantially in the form attached hereto as Exhibit H, or in the form as otherwise approved by the Board, (ii) a confidentiality, non-solicitation and non- disparagement agreement in the form approved by the Board, or (iii) an employment agreement in the form approved by the Board. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, in the event of a Change of Control, or upon the occurrence of a Liquidation Event, (A) the Compensation Committee, in its sole discretion, may allocate and cause the Company to issue all authorized but unissued Series D Units (not including any previously issued Series D Units that have been redeemed by or forfeited to the Company) and (B) all outstanding Series D Units shall automatically become Vested Series D Units.

(ii)           The Series D Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the IRS or other applicable law).  Accordingly, the capital account associated with each Series D Unit at the time of its issuance shall be equal to zero dollars ($0.00).  The Company and the holders of Series D Units shall file all federal income tax returns consistent with such characterization.

(iii)          Of the aggregate authorized number of Series D Units, a number of Series D Units shall be designated by the Board as “Series D-l Units.”  The Company may from time to time designate and issue additional series of Series D Units (up to the number of authorized but unissued Series D Units) each of which shall be designated with a sequential number (e.g., Series D-2, Series D-3, etc.).  The Board shall designate a “Designated Value” applicable to the Series D-l Units and to each such additional series of Series D Units to the extent necessary to cause such Units to constitute “profits interests” as provided in Section 3.2(f)(ii) above, but not less than $1.25 (taking into account the adjustments to Book Value contemplated in clause (ii) of subparagraph (b) of the definition thereof).  The Designated Value for each such additional series of Series D Units shall equal not less than the sum of $1.25 plus the amount that would, in the reasonable determination of the Board, be distributed with respect to each Series A-l Preferred Unit if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 6.1(c).

(g)           Series E Units.

(i)            The Company may issue an aggregate of up to 7,032,967 Series E Units pursuant to Restricted Unit Agreements.  The Series E Units may be vested (the “Vested Series E Units”) or unvested (the “Unvested Series E Units”).  Unvested Series E Units shall vest or remain unvested in the manner and subject to the conditions set forth in the applicable Restricted Unit Agreement under which such Units were granted.  The Company shall not issue Series E Units to any Person who has not executed and delivered to the Company the applicable Restricted Unit Agreement, together with one or more of the following agreements selected by the Board:  (i) a non-competition and confidentiality agreement, substantially in the form attached hereto as Exhibit H, or in the form as otherwise approved by the Board, (ii) a confidentiality, non-solicitation and non- disparagement agreement in the form approved by the Board, or (iii) an employment agreement in the form approved by the Board.  Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents, in the event of a Change of Control, or upon the occurrence of a Liquidation Event, (A) the Compensation Committee, in its sole discretion, may allocate and cause the Company to issue all authorized but unissued Series E Units (not including any previously issued Series E Units that have been redeemed by or forfeited to the Company) and (B) all outstanding Series E Units shall automatically become Vested Series E Units.

(ii)           The Series E Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the IRS or other applicable law).  Accordingly, the capital account associated with each Series E Unit at the time of its issuance shall be equal to zero dollars ($0.00).  The Company and the holders of Series E Units shall file all federal income tax returns consistent with such characterization.

(iii)          Of the aggregate authorized number of Series E Units, a number of Series E Units shall be designated by the Board as “Series E-l Units”.  The Company may from time to time designate and issue additional series of Series E Units (up to the number of authorized but unissued Series E Units), each of which shall be designated by a sequential number (e.g. Series E-2, Series E-3, etc.).  The Board shall designate a “Designated Value” applicable to the Series E-l Units and to each such additional series of Series E Units to the extent necessary to cause such Units to constitute “profits interests” as provided in Section 3.2(g)(ii) above, but not less than $13.75 (taking into account the adjustments to Book Value contemplated in clause (ii) of subparagraph (b) of the definition thereof).  The Designated Value for each such additional series of Series E Units shall equal not less than the sum of $13.75 plus the amount that would, in the reasonable determination of the Board, be distributed with respect to each Series A-l Preferred Unit if, immediately prior to the issuance of such additional series, the assets of the Company were sold for their fair market value and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 6.1(c).

(h)           Units shall constitute “securities” governed by Article 8 of the applicable version of the Uniform Commercial Code, as amended from time to time after the date hereof.

(i)            Profits Units that have been redeemed by or forfeited to the Company may be reissued subject to the requisite Board approval, Requisite Approval and other terms and conditions of this Agreement, including in the case of redeemed Profits Units the respective requirements of Section 3.2(d)(iii), Section 3.2(e)(iii), Section 3.2(f)(iii) and Section 3.2(g)(iii). For the avoidance of doubt, any Profits Units that have been redeemed by or forfeited to the Company may be reissued in accordance with this Agreement with a Designated Value that is different from the Designated Value of the Profits Units so redeemed or forfeited, subject to the provisions of Section 3.2(d)(iii), Section 3.2(e)(iii), Section 3.2(f)(iii) and Section 3.2(g)(iii), as applicable.

Section 3.3            No Other Persons Deemed Members.  Unless admitted to the Company as a Member as provided in this Agreement, no Person (including an assignee of rights with respect to Units or Membership Interests or a transferee of Units or Membership Interests, whether voluntary, by operation of law or otherwise) shall be, or shall be considered, a Member.  The Company may elect to deal only with Persons so admitted as Members (including their duly authorized representatives).  Any distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives, shall relieve the Company of all liability to any other Person who may have an interest in such distribution by reason of any Disposition by the Member or for any other reason.

Section 3.4            No Resignation.  A Member may not take any action to Resign as a Member voluntarily, and a Member may not be removed involuntarily, prior to the dissolution and winding up of the Company, other than as a result of a permitted Disposition of all of such Member’s Units in accordance with Article 7 and each of the transferees of such Units being admitted as a Substituted Member in accordance therewith.  A Member will cease to be a Member only in the manner described in Section 3.5 and Article 12.

Section 3.5            Admission of Additional Members and Substituted Members and Creation of Additional Units.

(a)           Authority.  Subject to the limitations set forth in this Article 3 and in Article 7 and subject to Section 8.5, the Company may admit Additional Members and Substituted Members to the Company and may also issue additional Units or create and issue such additional classes or series of Units or Membership Interests (or securities convertible into or exercisable or exchangeable for a Unit or other Membership Interest), having such designations, preferences and relative, participating or other special rights, powers and duties as the Board shall determine, including: (i) the right of any such class or series of Units or Membership Interests to share in the Company’s distributions; (ii) the allocation to any such class or series of Units or Membership Interests of Profits (and all items included in the computation thereof) or Losses (and all items included in the computation thereof); (iii) the rights of any such class or series of Units or Membership Interests upon dissolution or liquidation of the Company; and (iv) the right of any such class or series of Units or Membership Interests to vote on matters relating to the Company and this Agreement.  Upon the issuance pursuant to and in accordance with this Article 3 of any class or series of Units or Membership Interests, the Board may, subject to Section 13.5, amend any provision of this Agreement, and authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any additional Member to the Company or the authorization and issuance of such class or series of Units or Membership Interests (or securities convertible into or exercisable or exchangeable for a Unit or other Membership Interest), and the related rights and preferences thereof.

(b)           Conditions.  No Additional Member or Substituted Member shall be admitted to the Company unless and until all applicable conditions of this Section 3.5 and Article 7 are satisfied. Without limiting the generality of the foregoing, no Disposition or issuance of Units or Membership Interests otherwise permitted or required by this Agreement shall be effective, no Member shall have the right to substitute a transferee as a Member in its place with respect to any Units or Membership Interests acquired by such transferee in any Disposition and no purchaser of newly issued Units or Membership Interests from the Company shall be deemed to be a Member, in each case unless and until any such transferee or purchaser who is not already a party to this Agreement (and such transferee’s or such purchaser’s spouse, if applicable) shall execute and deliver to the Company an Addendum Agreement in the form attached as Exhibit C (an “Addendum Agreement”) and such other documents or instruments as may be required in the Company’s reasonable judgment to effect the admission.

(c)           Rights and Obligations of Additional Members and Substituted Members.  A transferee of Units or Membership Interests who has been admitted as an Additional Member or as a Substituted Member or a purchaser of newly issued Units or Membership Interests from the Company who has been admitted as an Additional Member in accordance with this Section 3.5 shall have all the rights and powers and be subject to all the restrictions and liabilities under this Agreement relating to a Member holding Units.

(d)           Date of Admission as Additional or Substituted Member.  Admission of an Additional Member or Substituted Member shall become effective on the date such Person’s name is recorded on the books and records of the Company.  Upon the admission of an Additional Member or Substituted Member, (i) the Company shall amend Schedule I or II, as applicable, to reflect the name and address of, and number and class of Units held by, such Additional Member or Substituted Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Member (such revisions to be presented to the Board no later than at the next regular meeting of the Board) and (ii) to the extent of the Disposition to such Substituted Member, the Disposing Member shall be relieved of its obligations under this Agreement.  Any Member who shall Dispose of all of such Member’s Units or Membership Interests in one or more Dispositions permitted pursuant to this Section 3.5 and Article 7 (where each transferee was admitted as a Substituted Member) shall cease to be a Member as of the last date on which all transferees are admitted as Substituted Members, provided, that, notwithstanding anything to the contrary herein, such Member shall not be relieved of any liabilities incurred by such Member pursuant to the terms and conditions of this Agreement prior to the time such Member Disposes of any Units or Membership Interests or ceases to be a Member hereunder.

Section 3.6            No Liability of Members.  Except as otherwise provided under the Act, the debts, liabilities, contracts and other obligations of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts and other obligations of the

Company, and no Member in its capacity as such shall be liable personally (a) for any debts, liabilities, contracts or any other obligations of the Company, except to the extent and under the circumstances set forth in any non-waivable provision of the Act or in any separate written instrument signed by the applicable Member, or (b) for any debts, liabilities, contracts or other obligations of any other Member. No Member shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or to return distributions made by the Company, except as expressly provided herein (including pursuant to Section 12.3) or required by any non-waivable provision of the Act; provided, however, that each Committed Member shall be responsible for its failure to make required Capital Contributions in accordance with this Agreement.  The agreement set forth in the immediately preceding sentence shall be deemed to be a compromise with the consent of all of the Members for purposes of §18-502(b) of the Act.  However, if any court of competent jurisdiction orders, holds or determines that, notwithstanding the provisions of this Agreement, any Member is obligated to restore any such negative balance, make any such contribution or make any such return, such obligation shall be the obligation of such Member and not of any other Person.

Section 3.7            Spouses of Members.  Spouses of the Members that are natural persons do not become Members as a result of such marital relationship.  Each spouse of a Member shall be required to execute a Spousal Agreement in the form of Exhibit B to evidence his or her agreement and consent to be bound by the terms and conditions of this Agreement as to his or her interest, whether as community property or otherwise, if any, in the Units owned by such Member.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1            Representations and Warranties of Committed Members.  Each Committed Member severally, but not jointly, represents and warrants as of the Effective Date (or such later date that such Member becomes a Committed Member) to the Company that:

(a)           Authority.  Such Member has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, and the execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action.

(b)           Binding Obligations.  This Agreement and the other Transaction Documents to which such Member is a party have been duly and validly executed and delivered by such Member and constitute the binding obligations of such Member enforceable against such Member in accordance with their respective terms, subject to Creditors’ Rights.

(c)           No Conflict.  The execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which it is a party will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such

Member is subject, (ii) violate any order, judgment or decree applicable to such Member, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, as applicable, or, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member’s ability to satisfy its obligations hereunder or thereunder, any agreement or other instrument to which such Member is a party.

(d)           Purchase Entirely For Own Account.  The Units to be acquired by such Member will be acquired for investment for such Member’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; such Member has no present intention of selling, granting any participation in, or otherwise distributing the same; and such Member does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units.

(e)           No Registration.  Such Member understands that the Units, at the time of issuance, will not be registered under the Securities Act on the ground that the issuance of Units hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 promulgated thereunder.

(f)            Investment Experience.  Such Member confirms that it or he has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in Units and of making an informed investment decision and understands that (i) this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment, (ii) the acquisition of Units hereunder is a speculative investment which involves a high degree of risk of loss of the entire investment, and (iii) there are substantial restrictions on the transferability of, and there will be no public market for, the Units, and accordingly, it may not be possible for such Member to liquidate such Member’s investment in case of emergency.

(g)           Accredited Investor.  Such Member is an Accredited Investor.

(h)           Restricted Securities.  Such Member understands that the Units may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering such Units or an available exemption from registration under the Securities Act, the Units must be held indefinitely.  In particular, such Member is aware that the Units may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

Section 4.2            Representations and Warranties of Members other than Committed Members.  Each Member that is not a Committed Member severally, but not jointly, represents and warrants as of the Effective Date (or such later date that such Member becomes a Member) to the Company that:

(a)           Authority.  Such Member has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, and the execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action.

(b)           Binding Obligations.  This Agreement and the other Transaction Documents to which such Member is a party have been duly and validly executed and delivered by such Member and constitute the binding obligations of such Member enforceable against such Member in accordance with their respective terms, subject to Creditors’ Rights.

(c)           No Conflict.  The execution, delivery and performance by such Member of this Agreement and the other Transaction Documents to which it is a party will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Member is subject, (ii) violate any order, judgment or decree applicable to such Member, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, as applicable, or, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Member’s ability to satisfy its obligations hereunder or thereunder, any agreement or other instrument to which such Member is a party.

ARTICLE 5

CAPITAL CONTRIBUTIONS

Section 5.1            Prior Contributions.  As of the Effective Date, the Members listed on Schedule II have made Capital Contributions to the Company in exchange for Series A-l Preferred Units as set forth opposite such Member’s name in Schedule II, if any, pursuant to the Series A-l Unit Subscription Agreement.

Section 5.2            Additional Commitments.  Subject to the terms and conditions hereof and of the Unit Subscription Agreement:

(a)           Each Member listed on Schedule II with a dollar amount set forth under column (2) opposite such Member’s name (each, a “Committed Member”) agrees to make, upon the issuance of Capital Calls meeting the requirements of this Article 5, additional cash Capital Contributions (“Commitment Contributions”) in an amount not to exceed in aggregate the amount set forth opposite the name of such Committed Member under column (2) on Schedule II (the “Additional Commitment” of such Committed Member) in exchange for Series A-2 Preferred Units.  The amount, at a particular time, by which a Committed Member’s Additional Commitment exceeds the total amount of the Commitment Contributions previously made by such Committed Member pursuant to this Article 5 shall be the “Remaining Commitment” of such Committed Member at such time. For the avoidance of doubt, in no event shall any Member’s Additional Commitment or Remaining Commitment be increased without such Member’s prior written consent and in no event shall any Member be obligated at any time to make Capital Contributions in excess of its Remaining Commitment as of the time of such Capital Call less any amounts required to be funded pursuant to then outstanding Capital Calls.

(b)           The Management Committed Members shall have the option to increase their Additional Commitments in accordance with this Section 5.2(a). During the 31-day period beginning on December 1 and ending on December 31 of each of the years 2008, 2009 and 2010 (each such 31-day period a “Management Committed Member Exercise Period”), each Management Committed Member shall have the right, but not the obligation (a “Management Committed Member Option”), by delivery of written notice to the Company prior to the expiration of such Management Committed Member Exercise Period, to increase his Additional Commitment by the amount specified in such notice provided that the aggregate amount specified in all notices delivered by such Management Committed Member pursuant to this Section 5.2(a) shall not exceed 100% of such Management Committed Member’s Total Commitment as of the Effective Date and shall not exceed the Remaining Commitment of Warburg Pincus X as of the end of the applicable 31-day period.  The delivery of a notice of election under this Section 5.2(a) by a Management Committed Member shall constitute an irrevocable commitment to fund such increased Additional Commitment.  Upon receipt by the Company from a Management Committed Member of a timely delivered and properly executed notice of election, the Additional Commitment of such Management Committed Member shall be increased dollar-for-dollar by the amount specified in such notice and the Additional Commitment of Warburg Pincus X shall be decreased dollar-for-dollar (which decrease shall be allocated pro rata between the entities comprising Warburg Pincus X) by the amount specified in such notice. If a Management Committed Member exercises a Management Committed Member Option pursuant to this Section 5.2(a), the first Capital Call following exercise of such a Management Committed Member Option shall be apportioned so that after such Management Committed Member makes the Commitment Contributions required by it pursuant to the Call Notice related to such Capital Call (i) the quotient (expressed as a percentage) obtained by dividing (a) the total amount of Commitment Contributions such Management Committed Member will have funded immediately after such Capital Call by (b) the total amount of Commitment Contributions all Committed Members will have funded immediately after such Capital Call will be equal to (ii) the quotient (expressed as a percentage) obtained by dividing (x) such Management Committed Member’s Total Commitment (calculated by including the increase in such Management Committed Member’s Additional Commitment as a result of the exercise of such Management Committed Member Option) by (y) the aggregate Total Commitments of all Committed Members. Notwithstanding the foregoing, the Board, in its sole discretion, shall be entitled, by delivery of written notice to the Management Committed Members on or prior to the December 1 of each Management Committed Member Exercise Period, to postpone the Management Committed Members’ right to exercise of any Management Committed Member Option for a period not to exceed 150 days from the expiration of the Management Committed Member Exercise Period if the Company is contemplating any material transaction, such notice to include a general explanation of the reason for such postponement. Following the expiration of any such postponement period, each Management Committed Member shall have the right to exercise his postponed Management Committed Member Option in accordance with this Section 5.2(a), provided that the Management Committed Member Exercise Period for such Management Committed Member Option shall begin on the first day after the expiration of such postponement period and shall end on the 31st day after the expiration of such postponement period.  All increases and decreases in Additional Commitments made pursuant to this Section 5.2(a) shall be effective as of the expiration date of the applicable Management Committed Member Exercise Period (giving effect to any postponement of a Management Committed Member Option).

(c)           In connection with any adjustment to the Additional Commitments of the Committed Members in connection with the reallocation of Future Series A-2 Preferred Units to employees of the Company or its Subsidiaries (including members of the Management Team) or non-employee Managers of the Company (each such employee or Manager, a “Reallocated Committed Member”) pursuant to Section 3.1 of the Unit Subscription Agreement, the Board, in its sole discretion, may elect to apportion the first Capital Call following such adjustment in a manner such that after such Reallocated Committed Member makes the Commitment Contributions required by it pursuant to the Call Notice related to such Capital Call (i) the quotient (expressed as a percentage) obtained by dividing (a) the total amount of Commitment Contributions such Reallocated Committed Member will have funded immediately after such Capital Call by (b) the total amount of Commitment Contributions all Committed Members will have funded immediately after such Capital Call will be equal to (ii) the quotient (expressed as a percentage) obtained by dividing (x) such Reallocated Committed Member’s Total Commitment by (y) the aggregate Total Commitments of all Committed Members.

(d)           The Remaining Commitment of each Committed Member shall be reduced to zero upon the consummation of a Qualified Public Offering and no Management Committed Member shall thereafter be entitled to increase its Additional Commitment.

(e)           If a Committed Member is an employee of the Company or any of its Subsidiaries and such employment ceases for any reason, then, except as otherwise agreed by the Board, such Committed Member’s Remaining Commitment shall immediately be reduced to zero and such Committed Member shall have no right to increase its Additional Commitment.  If the Remaining Commitment of a Committed Member is reduced to zero pursuant to the preceding sentence, the Board shall have the authority to reassign the amount of such forfeited Remaining Commitment to one or more other Committed Members who consent in writing to such reassignment in such amounts as are determined by the Board in its sole discretion.

(f)            A Member whose Remaining Commitment is zero shall have no further right or obligation to make Commitment Contributions to the Company except as may be required with respect to a Defaulting Member pursuant to Section 5.4.

Section 5.3            Capital Calls.

(a)           The Company may from time to time prior to the expiration of the Takedown Period call for Commitment Contributions from the Committed Members (each, a “Capital Call”) for project development activities, working capital and acquisitions, and each Committed Member, subject to the terms and conditions hereof and the Unit Subscription Agreement, shall make its Commitment Contribution in response to each Capital Call.  No Capital Call may be made for an aggregate amount less that $5,000,000, except that if the aggregate amount of remaining Commitment Contributions is less than $5,000,000 a Capital Call may be made for the aggregate amount of remaining Commitment Contributions.  After giving effect to the provisions of Sections 5.2(a) and 5.2(c), if applicable, each Capital Call shall be apportioned ratably among all Committed Members based on, and such Capital Call may not exceed, their respective Remaining Commitments less any amounts required to be funded pursuant to then outstanding Capital Calls as of the date of such Capital Call. Each Capital Call shall be made pursuant to a call notice, substantially in the form attached hereto as Exhibit G-l (each a “Call Notice”), executed by the Chief Executive Officer and another Officer authorized by the Board and (other than an Investor Call Right Call Notice) approved by (i) the Board and (ii) within five days after such Board Approval, by Requisite Approval as provided in Section 8.5. Each Call Notice shall specify (i) in reasonable detail the purpose of such Capital Call, and (ii) the amount of the Commitment Contributions to be made by each Committed Member pursuant to such Capital Call. Each Call Notice shall be delivered to the Committed Members.  A Call Notice may provide for the Commitment Contribution to be made in a single contribution or in multiple contributions over time.  The Board shall have the authority (but only with, and conditioned upon, prior written Requisite Approval) to withdraw any Call Notice at any time prior to the time that funding is required thereunder.

(b)           Upon the exercise of the Investor Call Right (as defined in the Unit Subscription Agreement), the Company shall issue a Call Notice, which shall be in the form of Exhibit G-2 (the “Investor Call Right Call Notice”), setting forth the Commitment Contributions to be made by the Committed Members.

(c)           Each Committed Member shall make the Commitment Contribution required by it pursuant to a Call Notice (other than a Call Notice that provides for periodic funding) within 30 days after such Call Notice is delivered to the Committed Members. Each Committed Member shall make the Commitment Contribution required by it pursuant to a Call Notice which provides for periodic funding, on or prior to the periodic dates set forth in such Call Notice; provided, however, that the Committed Members shall not be required to make the initial funding under any such Call Notice prior to the 30th day after such Call Notice is received by the Committed Members.  The time periods specified in this Section 5.3(c) for making Commitment Contributions shall be subject to extension to the extent necessary to pursue any required regulatory approvals, as further described below.  Upon payment of any Commitment Contribution, and upon the terms and conditions of the Unit Subscription Agreement, the Company shall issue to such Committed Member a number of Series A-2 Preferred Units equal to the amount of such Commitment Contribution, divided by $6.25.

(d)           If any regulatory approval, including the filing and the expiration of any waiting period under the Hart Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), is required prior to the issuance of any Series A-2 Preferred Units, the Company shall not issue such Series A-2 Preferred Units, and the Committed Member to whom such Series A-2 Preferred Units are to be issued shall not be required to make any Commitment Contribution with respect thereto, until such approval has been obtained (or in the case of the HSR Act, such filing has been completed and such waiting period has expired).  The Company and the Members shall use their commercially reasonable efforts to comply promptly with all applicable regulatory requirements.  The Company shall bear all documented and reasonable fees and expenses, including all filing fees, incurred by it or such Committed Member in connection with such compliance.  In no event shall any Member be deemed to have become a Defaulting Member as a result of its inability, as reasonably determined by such Member, to make a Commitment Contribution prior to such compliance.

(e)           Notwithstanding the foregoing, no Member shall be obligated to fund a Commitment Contribution in the event of a Bankruptcy of the Company or the commencement of a Liquidation Event with respect to the Company.

(f)            Notwithstanding anything to the contrary in this Agreement, no Member that is not an Accredited Investor at the time of any funding of a Commitment Contribution shall be entitled to fund such Commitment Contribution.

(g)           Not less than five days prior to the required funding date of each Commitment Contribution required to be made pursuant to a Call Notice that provides for periodic funding, the Company shall deliver to each Committed Member an officers’ certificate signed by the Chief Executive Officer and the Chief Financial Officer certifying that to the actual knowledge of the Management Team since the date of the most recent prior Commitment Contribution, no event has occurred that (including with the passage of time or the giving of notice or both) could reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), properties, assets, results of operations or liabilities of the Company and its Subsidiaries, taken as a whole (the “MAE Bringdown Certificate”).  Notwithstanding anything to the contrary in this Agreement, each Member’s obligation to fund a Commitment Contribution required pursuant to a Call Notice that provides for periodic funding shall be suspended on the fifth day prior to the applicable funding date if the Company has failed to deliver the MAE Bringdown Certificate, unless waived by Requisite Approval, and such obligation shall remain suspended until reinstated by the Board with Requisite Approval.

Section 5.4            Defaulting Members. A Committed Member that fails to make a Capital Contribution as prescribed in Section 5.3 (a “Defaulted Contribution”) and does not cure such failure within five business days after notice from the Company of such failure (a “Defaulting Member”) shall be in default of this Agreement but shall remain fully obligated to make such Capital Contribution to the Company, shall cease to have the rights (but shall remain subject to the obligations, as applicable) set forth in Sections 7.4, 7.6 and 7.8, and shall be subject to all such other rights and remedies as the Company may have against such Committed Member, including rights and remedies arising from its breach of this Agreement and rights and remedies the Company may have at law or in equity.  Furthermore, if the Defaulting Member is a Committed Member (other than a member of the Warburg Pincus Group), at the election of the Company, the Company may take any one or more of the following remedial actions (to the extent not mutually exclusive with any other remedy described in this Section 5.4):

(a)           cause such Defaulting Member to (i) sell such Member’s Preferred Units at a price equal to 75% of such Member’s Capital Contributions that were made in exchange for Preferred Units made prior to the default (net of expenses, Losses and prior distributions) to the

Company or a designee or designees of the Company and (ii) forfeit such Member’s Profits Units to the Company or a designee or designees of the Company, unless such Member cures such failure within 30 days after notice from the Company of such failure;

(b)           charge interest on such Member’s Defaulted Contributions at (i) a rate that is the lower of (A) 14% per annum, compounded quarterly or (B) the maximum rate permitted under applicable law or (ii) such other lower rate determined by the Board;

(c)           loan such Member an amount equal to such Member’s Defaulted Contributions and charge interest on such amount at a rate that is the lower of (i) 14% per annum, compounded quarterly or (ii) the maximum rate permitted under applicable law;

(d)           reduce such Defaulting Member’s Remaining Commitment (including the Remaining Commitment related to the Defaulted Contribution) to zero and permit each Committed Member that is not a Defaulting Member to increase its Additional Commitment by its pro rata portion of such Defaulting Member’s Remaining Commitment (including the Remaining Commitment related to the Defaulted Contribution) pursuant to this Section 5.4(d). In such event, the Company shall notify each Committed Member who is not a Defaulting Member of the aggregate amount of the Remaining Commitment (including all Defaulted Contributions) of such Defaulting Member (the “Defaulted Commitments”).  Each non- Defaulting Committed Member will then have the right to elect to fund a pro-rata percentage of all Defaulted Commitments based on the relative Remaining Commitments of the non- Defaulting Committed Members less any amounts required to be funded by such Committed Members pursuant to then outstanding Capital Calls. To exercise the right to fund Defaulted Commitments, a non-Defaulting Committed Member must notify the Company in writing within five days after the receipt of notice from the Company that such non-Defaulting Committed Member elects to fund its pro-rata percentage of the Defaulted Commitments. Such election by a non-Defaulting Committed Member will automatically increase its Remaining Commitment on a dollar-for-dollar basis by the amount of its pro rata percentage of such Defaulted Commitments. If there are any Defaulted Commitments remaining after such five day notice period, the Warburg Pincus Group may elect to increase its Remaining Commitment on a dollar-for-dollar basis by the amount of such remaining Defaulted Commitments.  The delivery of a notice of election under this Section 5.4(d) by a non-Defaulting Committed Member shall constitute an irrevocable commitment to fund such Defaulted Commitments. Unless otherwise determined by the Board, the Defaulted Commitment shall not include the amount of any unexercised option to increase such Defaulting Member’s Additional Commitment pursuant to Section 5.2(a) and a Defaulting Member shall have no further right, if any, to elect to increase such Defaulted Member’s Additional Commitment pursuant to Section 5.2(a) upon becoming a Defaulting Member; or

(e)           pursue any other rights and remedies the Company may have against such Member.

Section 5.5            Return of Contributions.  A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions.  An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

Section 5.6            Capital Account.  A Capital Account shall be established and maintained for each Member in accordance with the requirements of Treasury Regulations Section 1.704- l(b)(2)(iv). Each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by such Member to the Company, (ii) the Book Value of property contributed by such Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Member of Profits and any other items of income or gain allocated to such Member, and (b) shall be decreased by (i) the amount of money distributed to such Member by the Company, (ii) the Book Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that such Member is considered to assume or take subject to under Code Section 752), and (iii) allocations to such Member of Losses and any other items of loss or deduction allocated to such Member.  The Capital Accounts shall also be increased or decreased to reflect a revaluation of Company property pursuant to paragraph (b) of the definition of Book Value. On the transfer of all or part of a Member’s Units, the Capital Account of the transferor that is attributable to the transferred Units shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation Section 1.704- l(b)(2)(iv)(l).  A Member that has more than one class of Units shall have a single Capital Account that reflects all such Units; provided, however, that the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to each series of Preferred Units and Profits Units.

Section 5.7            Advances by Members.  If the Company does not have sufficient cash to pay its obligations, then with the approval of the Board, any or all of the Members may (but will have no obligation to) advance all or part of the needed funds to or on behalf of the Company, which advances will constitute a loan from such Member or Members to the Company, will bear interest and be subject to such other terms and conditions as agreed between such Member or Members and the Company and will not be deemed to be a Capital Contribution.

ARTICLE 6

DISTRIBUTIONS AND ALLOCATIONS

Section 6.1            Distributions.

(a)           Each distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made in accordance with this Article 6 and applicable Law.

(b)           Prior to making distributions pursuant to Section 6.1(c), on each Tax Distribution Date, the Company shall, subject to the availability of funds, distribute to each Member in cash an amount equal to such Member’s Assumed Tax Liability, if any.  “Tax Distribution Date” means any date that is five business days prior to the date on which estimated income tax payments are required to be made by calendar year individual taxpayers and each due date for the income tax return of an individual calendar year taxpayer (without regard to extensions).

“Assumed Tax Liability” of each Member means an amount equal to (i) the cumulative amount of federal, state and local income taxes (including any applicable estimated taxes) determined taking into account the character of income and loss allocated as it affects the applicable tax rate that the Board estimates would be due from such Member as of such Tax Distribution Date, (x) assuming such Member were an individual who earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Member pursuant to Section 6.2, (y) after taking proper account of loss carryforwards available to individual taxpayers resulting from losses allocated to the Members by the Company, to the extent not taken into account in prior periods, and (z) assuming that such Member is subject to tax at the highest applicable rate, reduced by (ii) all previous distributions made pursuant to this Section 6.1.  The Board will make its determination of the Assumed Tax Liability of (i) the holders of Preferred Units, assuming that each such holder is a resident of New York, New York, and (ii) the holders of Profits Units, based upon its good faith determination of the jurisdiction in which such holders are subject to tax with respect to the income of the Company (or if no such determination is made, in the same manner as determined for the holders of Preferred Units).  Distributions pursuant to this Section 6.1(b) shall be treated as an advance distribution under Section 6.1(c) and shall offset future distributions that such holder of Units would otherwise be entitled to receive pursuant to Section 6.1(c).  If on a Tax Distribution Date there are not sufficient funds on hand to distribute to each Member the full amount of such Member’s Assumed Tax Liability, distributions pursuant to this Section 6.1(b) shall be made to the Members to the extent of the available funds in proportion to each Member’s Assumed Tax Liability, and the Company shall make future distributions as soon as funds become available to pay the remaining portion of such Member’s Assumed Tax Liability.  Notwithstanding the foregoing and for the avoidance of doubt, the Members agree that the Company shall not be required to make distributions to a Member pursuant to this Section 6.1(b) to the extent that such Member realizes income in connection with the issuance of Profits Units to such Member, the forfeiture of Profits Units by such Member in accordance with the Transaction Documents or the repurchase of Profits Units from such Member in accordance with the Transaction Documents.

(c)           The Board shall have sole discretion to determine the timing of any other distribution and the aggregate amounts available for such distribution.  Each such other distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made in the following order of priority:

(i)            First, with respect to the holders of outstanding Preferred Units, in proportion to the Preferred Unit Preference Amount of each outstanding Preferred Unit, until the entire Preferred Unit Preference Amount of all outstanding Preferred Units has been reduced to zero;

(ii)           Second, until the $1.25 Threshold is met, (A) the Series A-l Unit Percentage Interest of such distribution shall be distributed to the holders of the Series A- 1 Preferred Units in proportion to their Series A-l Unit Sharing Ratios, and (B) the Series B Unit Percentage Interest of such distribution shall be distributed to the holders of Series B Units in proportion to their Series B Unit Sharing Ratios;

(iii)          Third, until the $10.00 Threshold is met, (A) the Series A-l Unit Percentage Interest of such distribution shall be distributed to the holders of the Series A- 1 Preferred Units in proportion to their Series A-l Unit Sharing Ratios, (B) the Series B Unit Percentage Interest of such distribution shall be distributed to the holders of Series B Units in proportion to their Series B Unit Sharing Ratios, (C) the Series A-2 Unit Percentage Interest of such distribution shall be distributed to the holders of Series A-2 Preferred Units in proportion to their Series A-2 Unit Sharing Ratios, and (D) the Series D Unit Percentage Interest of such distribution shall be distributed to the holders of Series D Units in proportion to their Series D Unit Sharing Ratios;

(iv)          Fourth, until the $13.75 Threshold is met, (A) the Series A-l Unit Percentage Interest of such distribution shall be distributed to the holders of the Series A- 1 Preferred Units in proportion to their Series A-l Unit Sharing Ratios, (B) the Series B Unit Percentage Interest of such distribution shall be distributed to the holders of Series B Units in proportion to their Series B Unit Sharing Ratios, (C) the Series A-2 Unit Percentage Interest of such distribution shall be distributed to the holders of Series A-2 Preferred Units in proportion to their Series A-2 Unit Sharing Ratios, (D) the Series D Unit Percentage Interest of such distribution shall be distributed to the holders of Series D Units in proportion to their Series D Unit Sharing Ratios, and (E) the Series C Unit Percentage Interest of such distribution shall be distributed to the holders of Series C Units in proportion to their Series C Unit Sharing Ratios; and

(v)           Thereafter, (A) the Series A-l Unit Percentage Interest of such distribution shall be distributed to the holders of the Series A-l Preferred Units in proportion to their Series A-l Unit Sharing Ratios, (B) the Series B Unit Percentage Interest of such distribution shall be distributed to the holders of Series B Units in proportion to their Series B Unit Sharing Ratios, (C) the Series A-2 Unit Percentage Interest of such distribution shall be distributed to the holders of Series A-2 Preferred Units in proportion to their Series A-2 Unit Sharing Ratios, (D) the Series D Unit Percentage Interest of such distribution shall be distributed to the holders of Series D Units in proportion to their Series D Unit Sharing Ratios, (E) the Series C Unit Percentage Interest of such distribution shall be distributed to the holders of Series C Units in proportion to their Series C Unit Sharing Ratios, and (F) the Series E Unit Percentage Interest of such distribution shall be distributed to the holders of Series E Units in proportion to their Series E Unit Sharing Ratios.

(d)           Notwithstanding the foregoing provisions of Section 6.1 (c), all amounts otherwise distributable pursuant to this Agreement (other than Section 6.1(b)) with respect to each Unvested Profits Unit shall be retained by the Company (collectively, the “WithheldAmounts”).  Prior to making any distribution pursuant to Section 6.1(c) or Section 12.2(c), but subject to the first sentence of this Section 6.1(d) and to Section 6.1(e), (i) the Withheld Amounts with respect to each Profits Unit that has become a Vested Profits Unit shall be distributed to the holder of such Profits Unit and (ii) the Withheld Amounts with respect to each Unvested Profits Unit that has been forfeited or cancelled shall be available for distribution pursuant to Section 6.1(c) or Section 12.2(c).

(e)           Notwithstanding the foregoing, from and after the Original Execution Date, 100% of the amount otherwise distributable to the holders of Profits Units pursuant to Section 6.1(c) or Section 6.1(d) (or such lesser percentage as approved by the Board) shall be retained by the Company (collectively, the “Retained Amounts”) until the Retained Amounts equal not less than the aggregate amount that would be required to satisfy the sum of the Profits Units Clawback Amount with respect to each holder of Profits Units in the event that all then Remaining Commitments of all Committed Members were fully funded and no further distributions were made pursuant to this Section 6.1 (such sum, the “Potential Clawback Amount’).  If at any time, whether as a result of distributions made pursuant to this Section 6.1 or a reduction in the aggregate Remaining Commitments of the Committed Members, the Retained Amounts exceed the Potential Clawback Amount, then the Company shall distribute all Retained Amounts in excess of the Potential Clawback Amount to the holders of the outstanding Profits Units to whom such Retained Amounts would have been distributed had they not been retained pursuant to this Section 6.1(e).

(f)            All distributions made under this Section 6.1 shall be made to the holders of record of the applicable Units on the record date established by the Board or, in the absence of any such record date, to the holders of the applicable Units on the date of the distribution.

(g)           Except for distributions pursuant to Section 6.1(b), the Company may distribute securities in kind. The fair market value of securities distributed in kind shall be determined by the Board.

(h)           The Company is authorized to withhold from distributions, or with respect to allocations, to the holders of Units and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of applicable Law. For all purposes under this Agreement, any amount so withheld shall be treated as actually distributed to the holder with respect to which such amount was withheld.

(i)            An illustration of the distribution provisions set forth in Section 6.1(c) is attached hereto as Exhibit I.

Section 6.2            Allocations of Profits and Losses.

(a)           General Profit and Loss Allocations. For each taxable period of the Company, Profits and Losses and all items included in the computation thereof shall be allocated among the Members in such a manner that, as of the end of each taxable period and to the extent possible, the Capital Account of each Member shall be equal to the excess (which may be negative) of:

(i)            the amount that would be distributed to such Member under this Agreement if (x) all Company assets were sold for cash equal to their Book Values at the end of such taxable period, (y) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability, to the Book Value of the assets securing such liability) and all Members’ obligations to make contributions to the Company upon such a hypothetical sale and dissolution of the Company were satisfied in full in cash, and (z) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 6.1, over

(ii)           the sum of (x) the amount, if any, that such Member would be obligated to contribute to the capital of the Company as determined immediately after the hypothetical sale described in Section 6.2(a)(i), (y) such Member’s share of the Minimum Gain determined pursuant to Section 6.2(b)(i) computed immediately prior to the hypothetical sale described in Section 6.2(a)(i), and (z) such Member’s share of Member Nonrecourse Debt Minimum Gain determined pursuant to Section 6.2(b)(ii) computed immediately prior to the hypothetical sale described in Section 6.2(a)(i);

provided that Losses shall not be allocated to a Member pursuant to this Section 6.2(a) to the extent that such allocation would cause such Member to have a deficit balance in its Adjusted Capital Account (or increase any existing deficit balance in its Adjusted Capital Account) at the end of such taxable period. Losses in excess of the limitation set forth in this Section 6.2(a) shall be allocated to the Members who do not have deficit balances in their Adjusted Capital Accounts in proportion to their relative Adjusted Capital Account balances.

(b)           Regulatory Allocations.  Notwithstanding any other provisions of this Section 6.2, the following special allocations shall be made for each taxable period:

(i)            Notwithstanding any other provision of this Section 6.2, if there is a net decrease in Minimum Gain during any taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), (g)(2) and (j)(2)(i). For purposes of this Section 6.2(b), each Member’s Capital Account shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2(b) with respect to such taxable period.  This Section 6.2(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704- 2(f) and shall be interpreted consistently therewith.

(ii)           Notwithstanding the other provisions of this Section 6.2 (other than Section 6.2(b)(i) above), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) and (j)(2)(ii). For purposes of this Section 6.2(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2(b), other than Section 6.2(b)(i) above, with respect to such taxable period.  This Section 6.2(b)(ii) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)          Except as provided in Sections 6.2(b)(i) and 6.2(b)(ii) above, a Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the taxable year) in an amount and manner sufficient to eliminate any deficit balance in such Member’s Adjusted Capital Account as quickly as possible provided that an allocation pursuant to this Section 6.2(b)(iii) shall be made only if and to the extent that such Member would have a negative Adjusted Capital Account after all allocations provided for in this Article 6 have been tentatively made as if this Section 6.2(b)(iii) were not in this Agreement. This Section 6.2(b)(iii) is intended to constitute a qualified income offset under Treasury Regulation Section 1.704-1 (b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv)          In the event that any Member has a deficit balance in its Adjusted Capital Account at the end of any taxable year, such Member shall be allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 6.2(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article 6 have been tentatively made as if Section 6.2(b)(iii) and this Section 6.2(b)(iv) were not in this Agreement.

(v)           To the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m)(2) or 1.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Member’s Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(m)(2) if such Section applies, or to the Member to whom such distribution was made if Treasury Regulation Section 1.704-l(b)(2)(iv)(m)(4) applies.

(vi)          If, as a result of an exercise of a noncompensatory option or warrant, a Capital Account reallocation is required under Proposed Treasury Regulation Section 1.704-l(b)(2)(iv)(s)(3) (as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations), the Company shall make corrective allocations pursuant to Proposed Treasury Regulation Section 1.704-l(b)(4)(x), as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations.

(vii)         If any holder of Management Units or Profits Units forfeits all or a portion of such Units, the Company shall make forfeiture allocations to such holder in the manner and to the extent required by Proposed Treasury Regulation Section 1.704-1(b)(4)(xii) (as such Proposed Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations).

(viii)        Nonrecourse Deductions for any taxable period shall be allocated to the Members holding Preferred Units or Series B Units in accordance with their relative Nonrecourse Deduction Shares.

(ix)           Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).  If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

(c)           Curative Allocations.  The Regulatory Allocations are intended to comply with certain requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2.  The Regulatory Allocations may be inconsistent with the manner in which the Members intend to divide distributions from the Company.  Accordingly, the Board is authorized to divide other items of income, gain, loss and deduction of the Company among the Members, so that the net amount of the Regulatory Allocations and the Curative Allocations to each Member is zero (0). The Board will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the corresponding Treasury Regulations.

Section 6.3            Income Tax Allocations.

(a)           Except as provided in this Section 6.2, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under Section 6.1.

(b)           In accordance with Code Section 704(c) and the applicable Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Book Value. In the event the Book Value of any property is adjusted pursuant to clause (b) or (d) of the definition of Book Value, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for Federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the applicable Treasury Regulations thereunder. For purposes of such allocations, the Company shall use the allocation method described in Treasury Regulation Section 1.704-3 selected by the Board.

(c)           All items of income, gain, loss, deduction and credit allocated to the Members in accordance with the provisions hereof and basis allocations recognized by the Company for federal income tax purposes shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by sections 734 and 743 of the Code.

(d)           If any deductions for depreciation, cost recovery or depletion are recaptured as ordinary income upon the sale or other disposition of Company properties, the ordinary income character of the gain from such sale or disposition shall be allocated among the Members in the same ratio as the deductions giving rise to such ordinary income character were allocated.

Section 6.4            Other Allocation Rules.  All items of income, gain, loss, deduction and credit allocable to Units that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as the owner of such Units, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the regulations thereunder.  If any Units are Disposed of or redeemed in compliance with the provisions of this Agreement, all distributions with respect to which the record date is before the date of such Disposition or redemption shall be made to the Disposing Member, and all distributions with respect to which the record date is after the date of such Disposition, in the case of a Disposition other than a redemption, shall be made to the transferee.

ARTICLE 7

DISPOSITIONS OF UNITS; PREEMPTIVE RIGHTS; IPO CONVERSION

Section 7.1            Restrictions on Dispositions of Units.

(a)           Disposition of Units otherwise permitted or required by this Agreement may only be made in compliance with federal and state securities laws, including the Securities Act and the rules and regulations thereunder, and the Act.

(b)           For so long as the Company is a partnership for U.S. federal income tax purposes, in no event may any Disposition of any Units by any Member be made if such Disposition is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or if such Disposition would otherwise result in the Company being treated as a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code and the regulations promulgated thereunder.

(c)           Dispositions of Units may only be made in strict compliance with all applicable terms of this Agreement, and any purported Disposition of Units that does not so comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Disposition and shall not effect any such purported Disposition on the transfer books of the Company or Capital Accounts of the Members. The Members agree that the restrictions contained in this Article 7 are fair and reasonable and in the best interests of the Company and the Members.

(d)           Each Member that is an entity that was formed for the sole or principal purpose of directly or indirectly acquiring Membership Interests or Units or an entity whose principal asset is its Membership Interests or Units, or direct or indirect interests in Membership Interests or

Units, agrees that it will not permit Dispositions of Capital Stock in such Member in a single transaction or series of related transactions if such Dispositions collectively would result in Capital Stock in such Member representing a majority of the economic or voting interests in such Member being owned or Controlled by a Person or Persons that do not own or Control Capital Stock in such Member as of the date that such Member became a Member unless such Member requires such Dispositions of such Capital Stock to be treated as a full Disposition of Membership Interests or Units by such Member hereunder.

Section 7.2            Additional Restrictions on Dispositions of Profits Units and Management Units.

(a)           No Disposition of Unvested Profits Units may be made except (i) to a Permitted Transferee in accordance with Section 7.3, (ii) in connection with an IPO Exchange, (iii) in connection with a Drag-Along Transaction or (iv) to the Company in accordance with the redemption provisions of the applicable Restricted Unit Agreement or this Agreement.

(b)           No Disposition of Management Units or Vested Profits Units may be made except (i) to a Permitted Transferee in accordance with Section 7.3, (ii) in connection with an IPO Exchange, (iii) after the fifth anniversary of the Effective Date, subject to Section 7.4, (iv) in connection with a Drag-Along Transaction, (v) after the fifth anniversary of the Effective Date, in connection with the exercise of inclusion rights pursuant to Section 7.6 or (vi) to the Company or to any other holder or holders of Profits Units, in each case if such Disposition is either approved by the Compensation Committee or in accordance with the redemption or repurchase provisions of the applicable Restricted Unit Agreement or this Agreement.

(c)           Notwithstanding anything to the contrary contained herein, no Disposition of Management Units or Vested Profits Units may be made to any Person that is a Potential Competitor of, or an adverse party to, the Company, as reasonably determined by the Board, except pursuant to Section 7.5 or in connection with the permitted exercise of inclusion rights pursuant to Section 7.6.

Section 7.3            Permitted Dispositions.

(a)           In addition to any Disposition expressly permitted by this Section 7.3, any holder of any Preferred Units may Dispose of such Units to any Person, subject to the provisions of Section 7.1 and to the applicable provisions of Section 7.2(b), Section 7.2(b), Section 7.4 and Section 7.6.  Notwithstanding the foregoing and for the avoidance of doubt, any member of the Warburg Pincus Group may Dispose of any Units to one or more Affiliates of Warburg Pincus LLC, subject only to the provisions of Section 7.1.

(b)           Any holder of any Units may Dispose of such Units by way of gift to a Permitted Transferee of such holder; provided, however, that (i) such Permitted Transferee shall not be entitled to make any further Dispositions in reliance upon this Section 7.3(b), except for a Disposition of such acquired Units back to such original holder or to another Permitted Transferee of such holder or a Person to whom such transfer is permitted under Section 7.2, and (ii) such Permitted Transferee must assume all of the obligations of the original holder of the

Units and agree to comply with the provisions of the applicable Restricted Unit Agreement and this Agreement, as applicable.

(c)           Notwithstanding anything to the contrary in this Section 7.3, a Member may not make a Disposition of Units to a Permitted Transferee if such Disposition has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Dispositions in this Agreement (it being understood that the purpose of this Section 7.3(c) is to prohibit the Disposition of Units to a Permitted Transferee followed by a change in the relationship between the transferor and the Permitted Transferee (or a change of Control of such transferor or Permitted Transferee) after the Disposition with the result and effect that the transferor has indirectly made a Disposition of Units by using a Permitted Transferee, which Disposition would not have been directly permitted under this Section 7.3 had such change in such relationship occurred prior to such Disposition).

(d)           In connection with any Disposition of Preferred Units (including Management Units) that a Committed Member is permitted to make under this Article 7, such Committed Member may also transfer all or a portion of such Member’s Remaining Commitment with the approval of the Board.

Section 7.4            Rights of First Refusal.

(a)           If any holder of any Preferred Units (other than any member of the Warburg Pincus Group) or any Vested Profits Units receives a bona fide written offer from any Third Party (a “Third Party Offer”) for the purchase of all or a part of such holder’s Preferred Units or Vested Profits Units and such holder desires to accept and is permitted to effect such proposed Disposition pursuant to Section 7.2, such holder (the “Offeror Holder”) shall deliver written notice of such Third Party Offer (the “Notice of Right of First Refusal”) to the Company no less than 30 days prior to the date of the proposed Disposition.  The date that the Notice of Right of First Refusal is received by the Company shall constitute the “First Refusal Notice Date.” Within five days after receipt of the Notice of Right of First Refusal by the Company, the Company shall send a copy of the Notice of Right of First Refusal along with a letter indicating the First Refusal Notice Date to each Institutional Investor that holds Preferred Units (other than the Offeror Holder and any such holder that is a Defaulting Member) (each, a “ROFR Holder”).  The notice shall set forth the name of the Third Party (including, if such information is not publicly available, information about the identity of the Third Party), the number and class or series of Preferred Units or Vested Profits Units to be sold (the “Offered Units,” which shall not include Units to be sold that are not Preferred Units or Vested Profits Units), the price per Unit for the Offered Units (the “Offer Price”), all details of the payment terms and all other terms and conditions of the proposed Disposition.  A Third Party Offer may not contain provisions related to any property of the Offeror Holder other Preferred Units or Vested Profits Units held by the Offeror Holder, and the Offer Price shall be expressed only in terms of cash (in U.S. dollars).  The Offer Price per Offered Unit may differ in order to reflect differences in the Preferred Unit Preference Amounts and Designated Values with respect to the Preferred Units that are Offered Units and differences in rights to distributions pursuant to Section 6.1(c), Designated Values, Withheld Amounts and Retained Amounts, if any, with respect to the Vested Profits Units that are Offered Units. Any Third Party Offer for Preferred Units or Vested Profits Units not

satisfying the terms of this Section 7.4 (e.g., a Third Party Offer in which not all of the proposed consideration is cash or a Third Party Offer to purchase property other than Preferred Units or Vested Profits Units or a Third Party Offer that is not bona fide) may not be made unless otherwise expressly permitted pursuant to the other provisions of this Article 7.

(b)           Each ROFR Holder shall have the right to purchase up to that number of the Offered Units (calculated separately with respect to each series of Preferred Units that are Offered Units and each series of Vested Profits Units that are Offered Units, and, within each series of Preferred Units and Vested Profits Units, divided as evenly as practicable among the purchasing ROFR Holders with respect to any Preferred Units that are Offered Units with differing Preferred Unit Preference Amounts and Designated Values and any Vested Profits Units that are Offered Units that have differing rights to distributions pursuant to Section 6.1(c), Designated Values, Withheld Amounts and Retained Amounts) equal to the product of (A) the applicable number of Offered Units and (B) a fraction (the “Proportionate Share”), the numerator of which shall be the number of Preferred Units held by such ROFR Holder and the denominator of which shall be the total number of Preferred Units held by all ROFR Holders.  Within 25 days after the First Refusal Notice Date, each ROFR Holder may deliver a written notice to the Offeror Holder, the Company and each other ROFR Holder of its election to purchase such Offered Units.  To the extent any ROFR Holder does not elect to purchase its full Proportionate Share of such Offered Units or fails to deliver a notice within the applicable period, each ROFR Holder that has elected to purchase its full Proportionate Share shall be entitled, by delivering written notice to the Offeror Holder and the Company within five days following the end of such 25-day period (such fifth day, the “Offer Expiration Date”), to purchase up to all of the remaining Offered Units.  If there is an oversubscription, the oversubscribed amount shall be allocated among the ROFR Holders fully exercising their rights to purchase such remaining Offered Units pro rata based on the number of Preferred Units owned by each fully electing ROFR Holder relative to the outstanding Preferred Units held by all fully electing ROFR Holders.  The delivery of a notice of election under this Section 7.4 shall constitute an irrevocable commitment to purchase such Offered Units. If the ROFR Holders shall have elected to purchase all but not less than all of the Offered Units, the Company shall thereafter set a reasonable place and time for the closing of the purchase and sale of the Offered Units, which shall be not less than 30 days nor more than 90 days after the First Refusal Notice Date (subject to extension to the extent necessary to pursue any required regulatory approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) unless otherwise agreed by all of the parties to such transaction.

(c)           The purchase price and terms and conditions for the purchase of the Offered Units pursuant to this Section 7.4 shall be the price and terms and conditions set forth in the applicable Third Party Offer; provided, that the Offeror Holder shall at a minimum make customary representations and warranties concerning (i) such Offeror Holder’s valid title to and ownership of the Offered Units, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) such Offeror Holder’s authority, power and right to enter into and consummate the sale of the Offered Units, (iii) the absence of any violation, default or acceleration of any agreement to which such Offeror Holder is subject or by which its assets are bound as a result of the agreement to sell and the sale of the Offered Units, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such Offeror Holder in connection with the sale of the Offered Units.  The Offeror Holder also agrees to execute and deliver such instruments and documents and take such actions, including obtaining all applicable approvals and consents and making all applicable notifications and filings, as the purchasing ROFR Holders may reasonably request in order more effectively to implement the purchase and sale of the Offered Units hereunder. Upon the request of any ROFR Holder, the Company will promptly verify the Preferred Unit Preference Amounts, rights to distributions pursuant to Section 6.1(c), Designated Values, Withheld Amounts and Retained Amounts, if any, with respect to any Offered Units.

(d)           Notwithstanding the foregoing, if the ROFR Holders shall not have elected to purchase all of such Offered Units on or prior to the Offer Expiration Date, such ROFR Holders shall not have the right to purchase any of the Offered Units and the Offered Units or any portion thereof may be sold by the Offeror Holder at any time within 90 days after the Offer Expiration Date, subject to the provisions of Section 7.1 and to the applicable provisions of Section 7.2(b). Any such sale shall not be at less than the price or upon terms and conditions more favorable, individually or in the aggregate, to the purchaser than those specified in the Third Party Offer.  If any such Offered Units are not so transferred within such 90-day period, the Offeror Holder may not sell any of the Offered Units without again complying in full with the provisions of this Section 7.4.

(e)           Notwithstanding anything to the contrary in this Agreement, each member of the Warburg Pincus Group that is a ROFR Holder shall be entitled to assign its right to purchase Offered Units pursuant to this Section 7.4 to any other Person.

(f)            Notwithstanding anything to the contrary in this Agreement, at any time after the six-month anniversary of the First Refusal Notice Date with respect to each Third Party Offer, the Company shall be entitled to waive, on behalf of each ROFR Holder, each former ROFR Holder and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “ROFR Holder Persons”) any and all claims such ROFR Holder Persons have, had or may have or had with respect to any non-compliance or violation of this Section 7.4 by any Person with respect to such Third Party Offer (whether or not any Units were Disposed of pursuant to this Section 7.4), other than any such claim that has been made in writing and delivered to the Company prior to expiration of such six-month anniversary.

Section 7.5            Drag-Along Rights.

(a)           At any time the Warburg Pincus Group may propose a Drag-Along Transaction and require all other holders of Units to sell all but not less than all of their Units in accordance with this Section 7.5.

(b)           In connection with any such Drag-Along Transaction, all holders of Units entitled to consent thereto shall consent to and raise no objections against the Drag-Along Transaction, and if the Drag-Along Transaction is structured as (i) a merger, conversion, Unit exchange or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, each holder of Units entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive any appraisal rights or similar rights in connection with such merger, conversion, Unit exchange, consolidation or asset sale, or (ii) a sale of all the Units, each holder of Units shall agree to sell all of his or its Units that are the subject of the Drag-Along Transaction, on the terms and conditions of such Drag-Along Transaction.  The holders of Units shall promptly take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction, including the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow/holdback arrangements relating to such Drag-Along Transaction (subject to Sections 7.5(c)(iv) and 7.5(c)(v) below), in each case to the extent that each other holder of Units is similarly obligated, and (B) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth in Section 7.5(c) below.  The holders of Units shall be permitted to sell their Units pursuant to any Drag-Along Transaction without complying with any other provisions of this Article 7.

(c)           The obligations of the holders of Units pursuant to this Section 7.5 are subject to the following terms and conditions:

(i)            Upon the consummation of the Drag-Along Transaction, each holder of Units shall receive the same proportion of the aggregate consideration from such Drag- Along Transaction that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 as in effect immediately prior to such Drag-Along Transaction (for the avoidance of doubt, this means that differences in Preferred Unit Preference Amounts and Designated Values with respect to the Preferred Units and differences in Designated Values, Withheld Amounts and Retained Amounts, if any, with respect to Profits Units will be taken into account and that the timing of distributions will be taken into account, including the timing of any distributions of any Withheld Amounts or Retained Amounts), and if a holder of Units receives consideration from such Drag- Along Transaction in a manner other than as contemplated by such rights and preferences or in excess of the amount to which such holder is entitled in accordance with such rights and preferences, then such holder shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the holders of Units in accordance with such rights and preferences;

(ii)           if any holder of a series of Units is given an option as to the form and amount of consideration to be received, all holders of Units shall be given the same option; provided, that, the form of consideration per Unit may differ to reflect differences in Preferred Unit Preference Amounts and Designated Values of the Preferred Units and differences in Designated Values, Withheld Amounts and Retained Amounts, if any, with respect to Profits Units;

(iii)          the Company shall bear the reasonable, documented costs incurred in connection with any Drag-Along Transaction (costs incurred by or on behalf of any holder of Units for its sole benefit will not be considered costs of the transaction hereunder) unless otherwise agreed by the Company and the acquiror, in which case no holder of Units shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Transaction (excluding modest expenditures for postage, copies, and the like) and no holder of Units shall be obligated to pay any portion (or, if paid, shall be entitled to be reimbursed by the Company for that portion paid) that is more than its pro rata share (based upon the amount of consideration received, after the payment of all Preferred Unit Preference Amounts) of reasonable expenses incurred in connection with a consummated Drag-Along Transaction;

(iv)          no holder of Units shall be required to provide any representations, warranties or indemnities (other than pursuant to an escrow or holdback of consideration proportionate to the amount receivable under this Section 7.5) in connection with the Drag-Along Transaction, other than customary (including with respect to qualifications) several representations, warranties and indemnities concerning (i) such holder’s valid title to and ownership of Units, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) such holder’s authority, power and right to enter into and consummate such Drag-Along Transaction, (iii) the absence of any violation, default or acceleration of any agreement to which such holder is subject or by which its assets are bound as a result of the Drag-Along Transaction, and (iv) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such holder in connection with the Drag-Along Transaction (and then only to the extent that each other holder of Units provides similar representations, warranties and indemnities with respect to the Units held by such holder of Units);

(v)           no holder of Units shall be obligated in respect of any indemnity obligations in such Drag-Along Transaction for an aggregate amount in excess of the total consideration payable to such holder of Units in such Drag-Along Transaction; and

(vi)          if some or all of the consideration received in connection with the Drag- Along Transaction is other than cash, then such consideration shall be deemed to have a dollar value equal to the fair market value of such consideration as determined by the Board in its reasonable judgment.

(d)           Notwithstanding anything to the contrary in this Section 7.5, if the consideration proposed to be paid to the holders of Units in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each of the holders of Units that is not then an Accredited Investor (without regard to Rule 501(a)(4)) may be required (notwithstanding Section 7.5(c)(ii)), at the request and election of the holders of Units that are pursuing a Drag-Along Transaction, to (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such requesting holders or (ii) accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the fair market value of such securities as determined in the manner set forth in Section 7.5(c)(vi).

(e)           The Warburg Pincus Group shall have the right in connection with any such transaction (or in connection with the investigation or consideration of any such potential transaction) to require the Company to cooperate fully with potential acquirors in such prospective Drag-Along Transaction by taking all customary and other actions reasonably requested by such holders or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a physical or electronic data room including materials customarily made available to potential acquirors in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions.  In addition, the Warburg Pincus Group shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation.  The Company shall provide assistance with respect to these actions as reasonably requested.

Section 7.6            Tag-Along Rights.

(a)           Subject to Section 7.4 and Section 7.2, if any Institutional Investor or Institutional Investors (the “Transferors”) desire to Dispose of all or any portion of their respective Preferred Units to a Third Party (the “Tag-Along Transferee”), such Transferors shall offer to include in such proposed Disposition (the “Tag-Along Sale”) a number of Eligible Units owned and designated by any Eligible Seller, in each case in accordance with the terms of this Section 7.6. Notwithstanding the foregoing, this Section 7.6 shall not be applicable to, and the Transferors may Dispose of Preferred Units without complying with any of the provisions of this Section 7.6 in connection with, any Disposition (i) to a Permitted Transferee, (ii) made pursuant to a Drag-Along Transaction, or (iii) made pursuant to an IPO Exchange. The Transferors shall cause the offer from such Tag-Along Transferee (the “Tag-Along Offer”) to be reduced to writing, which writing shall include (x) an offer to purchase or otherwise acquire Eligible Units from the Eligible Sellers as required by this Section 7.6, (y) a time and place designated for the closing of such purchase and (z) the per Unit purchase price proposed to be paid by the Tag-Along Transferee for the Transferors’ Preferred Units in a Tag-Along Sale and the aggregate proceeds expected to be payable in respect of any Profits Units included in such Tag-Along Sale (which proceeds shall be calculated in accordance with Section 7.6(h) below).  The per Unit purchase price proposed to be paid by the Tag-Along Transferee may differ in order to reflect differences in the Preferred Unit Preference Amounts and Designated Values with respect to the Preferred Units that are Eligible Units and differences in Designated Values, Withheld Amounts and Retained Amounts with respect to Profits Units that are Eligible Units. Certain capitalized terms that are used in this Section 7.6 are defined in Section 7.6(j) below.

(b)           Each of the Preferred Tag Offerees and Profits Series Tag Offerees shall be entitled to request to include certain Eligible Units in such Tag-Along Sale, in each case in accordance with the terms of this Section 7.6; provided, however, that notwithstanding anything to the contrary in this Section 7.6, for each series of Profits Units, the Profits Series Tag Offerees who hold Profits Units of such series shall not be entitled to include, and the Tag-Along Transferee shall not purchase, any Profits Units of such series that are Eligible Units in such Tag-Along Sale unless the aggregate number of the Profits Units of such series that are Eligible Units so included is equal to (i) the aggregate number of Profits Units of such series (including

Unvested and Vested Profits Units of such series) then outstanding multiplied by (ii) the Purchased Preferred Percentage.

(c)           The Transferors shall send written notice of such Tag-Along Offer (the “Preferred Inclusion Notice”), together with the Transferor Requested Preferred Percentage, to each of the Preferred Tag Offerees.  Each Preferred Tag Offeree shall have the right (a “Preferred Inclusion Right’), exercisable by delivery of notice to the Transferors at any time within 15 days after receipt of the Preferred Inclusion Notice, to request to sell in the Tag-Along Sale a number of Preferred Units equal to the total number of Preferred Units held by such Preferred Tag Offeree multiplied by the Transferor Requested Preferred Percentage.  Promptly following such 15-day period, the Transferors shall calculate the number of Requested Preferred Units and the Requested Preferred Tag-Along Percentage.

(d)           Promptly following the determination of the Requested Preferred Tag-Along Percentage, the Transferors shall send written notice of such Tag Along Offer (the “Profits Series Notice”), together with (i) the number of Requested Preferred Units and (ii) the Requested Preferred Tag-Along Percentage, to each of the Profits Series Tag Offerees. The Profits Series Tag Offerees shall have the following rights:

(i)            Each Profits Series Tag Offeree shall have the right (a “Profits Series Inclusion Right”), exercisable by delivery of notice (a “Profits Series Tag-Along Exercise Notice”) to the Transferors at any time within 15 days after receipt of the Profits Series Inclusion Notice, to request to sell in the Tag-Along Sale, for each series of Profits Units held by such Profits Tag Offeree, a number of Profits Units of such series that are Eligible Units equal to the total number of Profits Units of such series (including Unvested and Vested Profits Units of such series) held by such Profits Series Tag Offeree multiplied by the Requested Preferred Tag-Along Percentage (for any series of Profits Units, the “Initial Requested Profits Series Units”).  Promptly following the expiration of such 15-day period, the Transferors shall notify, for each series of Profits Units, the Profits Series Tag Offerees of the then Initial Requested Profits Series Tag-Along Percentage for such series of Profits Units and the names of each Profits Series Tag Offeree of such series of Profits Units who did not timely exercise his Profits Series Inclusion Right with respect to such series of Profits Units.  If, with respect to any series of Profits Units, any Profits Series Tag Offeree does not timely exercise his Profits Series Inclusion Right with respect to such series of Profits Units by so delivering a Profits Series Tag-Along Exercise Notice prior to the expiration of such 15-day period, such that the Initial Requested Profits Tag-Along Percentage for such series of Profits Units is less than the Requested Preferred Tag-Along Percentage, the Profits Series Tag Offerees that exercised their Profits Series Inclusion Rights for such series shall have an additional five days in which to agree to sell in such Tag-Along Sale an aggregate number of additional Profits Units of such series that are Eligible Units that is equal to the number of Profits Units of such series that are Eligible Units that the non-exercising Profits Series Tag Offerees with respect to such series of Profits Units would have been entitled to request to sell had they exercised their Profits Series Inclusion Rights with respect to such series in accordance with the foregoing (the “Additional Requested Profits Series Units” and, together with the Initial Requested Profits Units of such series, the “Requested Profits

Series Units”).  Each such Profits Series Tag Offeree who so agrees to sell additional Profits Units of such series that are Eligible Units shall be required to sell such additional number of Profits Units of such series that are Eligible Units as may be agreed upon by all exercising Profits Series Tag Offerees of such series, it being understood and agreed that the Profits Series Tag Offerees shall not be entitled to sell any Profits Units of such Series in such Tag-Along Sale unless the aggregate number of Profits Units of such Series that are Eligible Units so included in such sale is equal to (i) the aggregate number of Profits Units of such series (including Unvested and Vested Profits Units of such series) then outstanding multiplied by (ii) the Purchased Preferred Percentage.  If, for any series of Profits Units, the exercising Profits Series Tag Offerees hold at least 40% of the total number of outstanding Profits Units of such series, but such Profits Series Tag Offerees do not hold a sufficient number of Profits Units of such series that are Eligible Units to permit them to comply with the foregoing sentence, such exercising Profits Series Tag Offerees shall be entitled to require each non-exercising Profits Series Tag Offeree to request to be included in such Tag-Along Sale, on a pro rata basis, up to a number of Profits Units of such series that are Eligible Units that shall cause the number of Profit Units of such that are Eligible Units that are requested to be included in such Tag-Along Sale to equal (i) the aggregate number of Profits Units of such series (including Unvested and Vested Profits Units of such series) then outstanding multiplied by (ii) the Requested Preferred Tag-Along Percentage.  The exercising Profit Series Tag Offerees of such series of Profits Units shall send written notice to the Transferors on or prior to the end of such additional five-day period, which notice shall specify the number of Additional Requested Profits Series Units requested to be included in such Tag-Along Sale by each exercising Profits Series Tag Offeree (including each Profits Series Tag Offeree that was required to exercise Profits Series Inclusion Rights pursuant to this Section 7.6(d)(i)).

(e)           Promptly following the completion of the procedures described in Section 7.6(c) and Section 7.6(d), the Transferors shall notify the Tag-Along Transferee of the number of Requested Preferred Units, and the number of Requested Profits Series Units for each applicable series of Profits Units.  If the Tag-Along Transferee is unwilling to purchase all of the Preferred Units that the Transferors propose to sell in the Tag-Along Sale, all of the Requested Preferred Units and all of the Requested Profits Units, then the Transferors shall determine what percentage of Preferred Units and Profits Units (which percentage shall be the same for each class of Units, and each series within each class of Units) such Tag-Along Transferee is willing to purchase in the aggregate (the “Purchased Percentage”).  In such event, the number of Preferred Units that the Transferors propose to sell in the Tag-Along Sale and the number of the Requested Preferred Units and the Requested Profits Units that the Transferors and each of the exercising Preferred Tag Offerees and Profits Series Tag Offerees otherwise would have sold shall be reduced on a pro rata basis (based on the respective total numbers of Preferred Units and Profits Units that are Eligible Units that such holders desired to sell) so as to permit the Transferors, the exercising Preferred Tag Offerees, and the exercising Profits Series Tag Offerees to sell in the aggregate (i) a number of Preferred Units equal to the total number of Preferred Units multiplied by the Purchased Percentage (the “Purchased Preferred Units”), and, for each series of Profits Units that are to be included in the sale, (ii) a number of Profits Units that are Eligible Units equal to the total number of Profits Units of such series then outstanding multiplied by the Purchased Percentage.  The total amount of Profits Units to be sold for each series of Profits Units to be included in the Tag-Along Sale is referred to as the “Purchased Profits Units”.

(f)            Notwithstanding anything to the contrary in this Section 7.6, if the consideration proposed to be paid by the Tag-Along Transferee in a Tag-Along Sale includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each holder of Units participating in the Tag- Along Sale that is not then an Accredited Investor (without regard to Rule 501(a)(4)) may be required, at the request and election of the Transferors, to (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Transferors or (ii) agree to accept cash in lieu of any securities such holder would otherwise receive in an amount equal to the fair market value of such securities, as determined by the Board in its reasonable judgment.

(g)           The Preferred Tag Offerees, the Profits Series Tag Offerees and the Transferors shall sell to the Tag-Along Transferee all of the Purchased Preferred Units, and Purchased Profit Units proposed to be transferred by them in accordance with this Section 7.6 at not less than the price and upon the terms and conditions, if any, not more favorable, individually and in the aggregate, to the Tag-Along Transferee than those in the Tag-Along Offer and the Preferred Inclusion Notice, at the time (subject to extension to the extent necessary to pursue any required regulatory approvals, including to allow for the expiration or termination of all waiting periods under the HSR Act) and place provided for the closing in the Tag-Along Offer, or at such other time and place as the Preferred Tag Offerees, the Profits Series Tag Offerees, the Transferors and the Tag-Along Transferee shall agree.

(h)           The aggregate proceeds for the Purchased Preferred Units and the Purchased Profits Units sold pursuant to a Tag-Along Sale shall be distributed first in accordance with the provisions of Section 6.1(c)(i) and Section 6.1(e), if applicable, and then in accordance with the priorities and preferences set forth in Section 6.1(c).

(i)            The Warburg Pincus Group shall have the right in connection with any Tag-Along Sale (or in connection with the investigation or consideration of any potential Tag-Along Sale) to require the Company to cooperate fully with potential acquirors in such prospective Tag-Along Sale by taking all customary and other actions reasonably requested by such Transferors or such potential acquirors, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a physical or electronic data room including materials customarily made available to potential acquirors in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions.  The Company shall provide assistance with respect to these actions as reasonably requested.

(j)            For purposes of this Section 7.6, the following terms shall have the following meanings:

(i)            “Initial Profits Series Tag-Along Percentage” means, with respect to any series of Profits Units, the percentage determined by dividing (x) the aggregate number of Initial Requested Profits Units for such series by (y) the total number of outstanding Units of such series of Profits Units (including Unvested and Vested Profits Units of such series).

(ii)           “Preferred Tag Offeree” means each of the Eligible Sellers that owns Preferred Units.

(iii)          “Profits Series Tag Offeree” means each of the Eligible Sellers that owns Profits Units.

(iv)          “Purchased Preferred Percentage” means the percentage determined by dividing (x) the Purchased Preferred Units by (y) the total number of outstanding Preferred Units.

(v)           “Requested Preferred Tag-Along Percentage” means, as of a specified date, the percentage determined by dividing (x) the Requested Preferred Units by (y) the total number of outstanding Preferred Units.

(vi)          “Requested Preferred Units” means (x) the aggregate number of Preferred Units requested to be included in a Tag-Along Sale by all Preferred Tag Offerees exercising their Preferred Inclusion Rights plus (y) the number of Preferred Units that the Transferors propose to sell in a Tag-Along Sale.

(vii)         “Requested Profits Series Tag-Along Percentage” means, as of a specified date and with respect to any series of Profits Units, the percentage determined by dividing (x) the Requested Profits Units of such series by (y) the total number of outstanding Profits Units of such series (including Unvested and Vested Profits Units of such series).

(viii)        “Transferor Requested Preferred Percentage” means the percentage determined by dividing (x) the aggregate number of Preferred Units that the Transferors propose to sell in a Tag-Along Sale by (y) the total number of outstanding Preferred Units.

(k)           Notwithstanding anything to the contrary in this Agreement, at any time after the six-month anniversary of the date of the Inclusion Notice with respect to each proposed Tag- Along Sale, the Company shall be entitled to waive, on behalf of each Eligible Seller, each former Eligible Seller and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “Eligible Seller Persons”) any and all claims such Eligible Seller Persons have, had or may have or had with respect to any non-compliance or violation of this Section 7.6 by any Person with respect to such Tag-Along Sale (whether or not any Units were Disposed of pursuant to this Section 7.6), other than any such claim that has been made in writing and delivered to the Company prior to the expiration of such six-month anniversary.

Section 7.7            Qualified Public Offering.

(a)           In connection with any proposed Qualified Public Offering approved in accordance with this Agreement, the outstanding Units will be converted in accordance with this Section 7.7 into equity securities of the IPO Issuer (“IPO Securities”) of the same class or series as the securities of the IPO Issuer proposed to be offered to the public in the Qualified Public Offering (the “Publicly Offered Securities”). In connection therewith, each outstanding Unit will be converted into or exchanged for IPO Securities in a transaction or series of transactions that give effect to the provisions of Section 6.1(c), Section 6.1(d), Section 6.1(e) and Section 6.1(f) (the “IPO Exchange”) such that each holder of Units will receive IPO Securities having a value equal to the same proportion of the aggregate Pre-IPO Value that such holder would have received if all of the Company’s cash and other property had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 6.1 as in effect immediately prior to such distribution assuming that (i) the value of the IPO Issuer immediately prior to such liquidation distribution was equal to the Pre-IPO Value, (ii) all Unvested Profits Units were Vested Profits Units and therefore entitled to all Withheld Amounts with respect to such Unvested Profits Units, and (iii) the holders of Profits Units were entitled to all Retained Amounts; provided, however, that the IPO Securities issued with respect to Unvested Profits Units shall remain subject to vesting in accordance with, and to the extent provided in, the applicable Restricted Unit Agreement, and provided, further, that if the foregoing provisions would result in the holders of Profits Units receiving either no or only a nominal amount of IPO Securities, then the Board, acting in good faith, shall grant to each of such holders of Profits Units options to purchase IPO Securities that are at the time of such grant reasonably equivalent in value in the aggregate to the Profits Units held by such holders and thereupon such Profits Units shall be automatically canceled and provided, further, that if the value of the IPO Securities to be distributed to the holders of Preferred Units in connection with the IPO Exchange is less than the amount that would be required to be distributed pursuant to Section 6.1(c) to result in the Preferred Unit Preference Amounts for all outstanding Preferred Units to be reduced to zero, then the IPO Securities to be distributed in exchange for the Retained Amounts shall instead be distributed to the holders of Preferred Units in an amount (to the extent possible) equal to the amount that would be required to be distributed to the holders of Preferred Units pursuant to Section 6.1(c) to result in the Preferred Unit Preference Amounts for all outstanding Preferred Units to be reduced to zero.  The market value of any IPO Securities issued in connection with the IPO Exchange will be deemed to be the price at which the Publicly Offered Securities were initially sold by the underwriters, which underwriters will be led by a qualified independent investment bank with a national reputation.  If, in connection with the IPO Exchange, the Board determines that it is advisable to have all of the Units contributed by the holders thereof in one or a series of transactions to the IPO Issuer pursuant to an agreement that provides for the exchange of Units into IPO Securities of such Person (with the amount of IPO Securities to be received by each such holder being determined in accordance with this Section 7.7), each holder of Units agrees to participate in such an exchange.  Prior to effecting any IPO Exchange in accordance with this Section 7.7, the Company will offer to each non-Defaulting Member that holds Series A-2 Preferred Units the option to purchase additional Series A-2 Preferred Units up to the amount of such Member’s Remaining Commitment.

(b)           Notwithstanding anything to the contrary in this Agreement, at any time after the approval of a Qualified Public Offering in accordance with this Agreement, the Board shall be entitled to approve the transaction or transactions to effect the IPO Exchange in accordance with this Section 7.7 without the consent or approval of any other Person (including any Member). If the Company elects to exercise its rights under this Section 7.7, each of the Members shall (i) take such actions as may be reasonably necessary or required in connection with consummating the IPO Exchange and (ii) use commercially reasonable efforts to (x) cooperate with the other Members so that the IPO Exchange is undertaken in a tax-efficient manner and (y) if any Institutional Investor or its limited partners or investors has a structure involving ownership of all or a portion of its interests in the Company, directly or indirectly, through one or more single purpose entities (a “Blocker Corporation”), at the request of any such Institutional Investor, merge its Blocker Corporation into the IPO Issuer in a tax-free reorganization, utilize such Blocker Corporation as the IPO Issuer or otherwise structure the transaction so that the Blocker Corporation is not subject to a level of corporate tax on the Qualified Public Offering or subsequent dividend payments or sales of stock, so long as, with respect to each of clauses (x) and (y), the foregoing could not reasonably be expected to result in any costs or liabilities that are not indemnified or reimbursed by the holders of Capital Stock or Affiliates of the Blocker Corporation or other adverse effects (other than de minimis adverse effects) to the Company or any of the Members (other than to (A) the Blocker Corporation in the event that the Blocker Corporation is neither merged nor otherwise combined with the Company or the IPO Issuer nor utilized as the IPO Issuer and (B) the Institutional Investor or its Affiliates through which the Blocker Corporation directly or indirectly holds its interest in the Company).

(c)           Each Member shall sell any fractional IPO Securities owned by such party (after taking into account all IPO Securities held by such party) to the IPO Issuer, upon the request of the Company in connection with or in anticipation of the consummation of a Qualified Public Offering, for cash consideration equal to the fair value of such fractional securities, as determined by the Board.

(d)           Notwithstanding anything to the contrary in this Section 7.7, if no registration statement covering the issuance of the IPO Securities to the Members in the IPO Exchange has been declared effective under the Securities Act, then each of the Members that is not then an Accredited Investor (without regard to Rule 501(a)(4)) may be required, at the request and election of the Company, to (i) appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company or (ii) agree to accept cash in lieu of any IPO Securities such Member would otherwise receive in an amount equal to the fair value of such IPO Securities, as determined by the Board in its reasonable judgment.

(e)           If so requested by any Institutional Investor that holds Preferred Units, the certificate of incorporation (if the IPO Issuer is a corporation) or other organizational documents (if the IPO Issuer is a Person other than a corporation) of the IPO Issuer shall include a provision substantially the same as Section 8.6(b) hereof.

Section 7.8            Preemptive Rights.

(a)           Prior to the Company issuing (other than through issuances of (i) Series A-2 Preferred Units to Committed Members pursuant to Commitment Contributions made in accordance with Article 5, (ii) Profits Units, (iii) options to purchase Units pursuant to incentive equity plans approved by the Compensation Committee, (iv) Units issued to any Person that is not a Member or an Affiliate thereof as consideration in any acquisition or other strategic transaction (such as a joint venture, marketing or distribution arrangement, or technology transfer or development arrangement) approved in accordance with this Agreement, (v) Units issued in connection with any split, distribution or recapitalization of the Company, (vi) any Capital Stock issued by the IPO Issuer pursuant to a registration statement filed under the Securities Act and approved in accordance with this Agreement and (vii) IPO Securities in connection with an IPO Exchange pursuant to this Agreement (each such issuance, an “Excluded Unit Issuance”)) any Units or options or other rights to acquire Units, whether through exchange, conversion or otherwise (collectively, the “New Units”) to a proposed purchaser (the “Proposed Purchaser”), each Eligible Purchaser shall have the right to purchase the number of New Units as provided in this Section 7.8.

(b)           The Company shall give each Eligible Purchaser at least 15 days’ prior notice (the “First Notice”) of any proposed issuance of New Units, which notice shall set forth in reasonable detail the proposed terms and conditions thereof and shall offer to each Eligible Purchaser the opportunity to purchase its Pro Rata Share (which Pro Rata Share shall be calculated as of the date of such notice) of the New Units at the same price, on the same terms and conditions and at the same time as the New Units are proposed to be issued by the Company.  If any Eligible Purchaser wishes to exercise its preemptive rights, it must do so by delivering an irrevocable written notice to the Company within 15 days after delivery by the Company of the First Notice (the “Election Period”), which notice shall state the dollar amount of New Units such Eligible Purchaser (each a “Requesting Purchaser”) would like to purchase up to a maximum amount equal to such Eligible Purchaser’s Pro Rata Share of the total offering amount plus the additional dollar amount of New Units such Requesting Purchaser would like to purchase in excess of its Pro Rata Share (the “Over-Allotment Amount”), if any, if other Eligible Purchasers do not elect to purchase their full Pro Rata Share of the New Units. The rights of each Requesting Purchaser to purchase a dollar amount of New Units in excess of each such Requesting Purchaser’s Pro Rata Share of the New Units shall be based on the relative Pro Rata Share of the New Units of those Requesting Purchasers desiring Over-Allotment Amounts and not based on the Requesting Purchasers’ relative Over-Allotment Amounts.

(c)           If not all of the New Units are subscribed for by the Eligible Purchasers, the Company shall have the right, but shall not be required, to issue and sell the unsubscribed portion of the New Units to the Proposed Purchaser at any time during the 90 days following the termination of the Election Period pursuant to the terms and conditions set forth in the First Notice.  The Board may, in its reasonable discretion, impose such other reasonable and customary terms and procedures such as setting a closing date, rounding the number of Units covered by this Section 7.8 to the nearest whole Unit and requiring customary closing deliveries in connection with any preemptive rights offering.  In the event any Eligible Purchaser refuses to purchase offered Units for which it subscribed pursuant to the exercise of preemptive rights granted thereto under this Section 7.8, in addition to any other rights the Company may be permitted to enforce at law or in equity, such Eligible Purchaser and any Permitted Transferee of such Eligible Purchaser shall not be considered an Eligible Purchaser for any future rights granted under this Section 7.8 unless the Board expressly designates such Person as an Eligible Purchaser (which the Board, in its sole discretion, may do on an offer-by-offer basis or not at all) and shall be deemed to be a Defaulting Member subject to the provisions of Section 5.4.

(d)           Notwithstanding anything to the contrary in this Agreement, at any time after the six-month anniversary of the First Notice with respect to each proposed issuance of New Units pursuant to this Section 7.8, the Company shall be entitled to waive, on behalf of each Eligible Purchaser, each former Eligible Purchaser and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “Eligible Purchaser Persons”) any and all claims such Eligible Purchaser Persons have, had or may have or had with respect to any non¬compliance or violation of this Section 7.8 by any Person with respect to such proposed issuance of New Units (whether or not any Units were issued or sold pursuant to this Section 7.8), other than any such claim that has been made in writing and delivered to the Company prior to the expiration of such six-month anniversary.

Section 7.9            Registration Rights.  The Members will have the registration rights set forth in Exhibit D.

Section 7.10         Specific Performance.  Each Member acknowledges that it shall be inadequate or impossible, or both, to measure in money the damage to the Company or the Members, if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article 7, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Members shall not have an adequate remedy at law or in damages.  Therefore, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article 7 and to prevent any Disposition of Units in contravention of any terms of this Article 7, and waives any defenses thereto, including the defenses of: (i) failure of consideration, (ii) breach of any other provision of this Agreement, and (iii) availability of relief in damages.

Section 7.11         Termination Following Qualified Public Offering or Change of Control.  Notwithstanding anything to the contrary in this Article 7, (a) the provisions of this Article 7 (other than Section 7.2) shall terminate and be of no further force or effect upon the consummation of a Qualified Public Offering and (b) the provisions of Section 7.5 shall terminate and be of no further force or effect upon the consummation of a Change of Control.

ARTICLE 8

MANAGEMENT

Section 8.1            Management Under Direction of the Board.  Subject to the consent rights provided in Section 8.5, the business and affairs of the Company shall be managed and controlled by a board of managers (the “Board,” and each member of the Board, a “Manager”), and the Board shall have full and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein.  Notwithstanding the foregoing, no Manager in his or her individual capacity shall have the authority to manage the Company or approve matters relating to, or otherwise to bind the Company, such powers being reserved to all of the Managers acting pursuant to Section 8.2(f) through the Board and to such agents of the Company as designated by the Board.

Section 8.2            Board of Managers.

(a)           Composition:  Managers.  The Board shall consist of seven Managers, designated as follows:

(i)            one designee of Warburg Pincus IX, one designee of Warburg Pincus X and one designee of the Warburg Pincus Group (each, a “Warburg Pincus Group Manager”);

(ii)           one designee mutually agreed by the Management Team and the Warburg Pincus Group, which designee shall be an executive Officer of the Company (a “Management Team Manager”);

(iii)          two designees of the Warburg Pincus Group (each an “Independent Manager”) provided that an Independent Manager (A) shall not be an employee of the Company or its Subsidiaries or of a member of the Warburg Pincus Group and shall not be an employee of a Person that Controls a member of the Warburg Pincus Group (but may be an employee of a Person that is Controlled by a member of the Warburg Pincus Group other than the Company or a Subsidiary of the Company), it being understood that Independent Managers may serve as directors or employees of other portfolio companies of the Warburg Pincus Group, and (B) shall, in the good faith judgment of the appointing Members, have experience that is relevant to the oil and gas industry; and

(iv)          the Chief Executive Officer (for so long as such person holds such office).

The Warburg Pincus Group and each of its members shall be entitled to assign its right to designate one or more Managers to any Person in connection with the Disposition by the Warburg Pincus Group or any such member of any Preferred Units held by the Warburg Pincus Group or any such member or of any of the Warburg Pincus Group’s Remaining Commitment to such Person. Each Manager shall serve in such capacity until his successor has been elected and qualified or until such person’s death, resignation or removal. The Board as of the Effective Date consists of the persons listed on Schedule III. The members of the Board shall be “managers” within the meaning of the Act.

(b)           Size.  The Warburg Pincus Group shall have the right, at any time, to cause the Company to increase the number of Managers on the Board and, after consultation with the Management Team, shall have the right to designate or replace any such additional Managers, each of whom must be an Independent Manager.

(c)           Removal.  Any Manager (other than the Chief Executive Officer) may be removed with or without cause only by vote or consent of the Members entitled to designate such Manager.

(d)           Resignations.  A Manager may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Company.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.  For so long as the Chief Executive Officer holds such office, the Chief Executive Officer shall serve as a Manager; provided, however, that the failure of such person to hold such office shall constitute an automatic resignation as a Manager.

(e)           Vacancies.  In the event that a vacancy is created on the Board by the death, disability, retirement, resignation or removal of any Manager (other than the Chief Executive Officer) such vacancy shall be filled only by consent of the Member or Members then entitled to designate such Manager pursuant to Section 8.2(a) or Section 8.2(b) hereof. A Member or group of Members entitled to designate a Manager (other than the Chief Executive Officer) may do so at any time by written notice to the Company.

(f)            Votes Per Manager; Quorum; Required Vote for Board Action.  Each Manager shall have one vote; provided, however, that any Warburg Pincus Group Manager shall be entitled to cast an aggregate of up to three votes at any meeting if (i) any of the Warburg Pincus Group Managers is not present at such meeting (and such absent Warburg Pincus Group Manager shall be deemed to have given a proxy to vote at such meeting to any other Warburg Pincus Group Manager who is present at such meeting and is designated by the Warburg Pincus Group), or (ii) if there are any vacancies in the Warburg Pincus Group Managers (for example, if the Warburg Pincus Group has only designated one of its three managers, then one Warburg Pincus Group Manager may cast a total of three votes on matters presented to the Board). Unless otherwise required by this Agreement a majority of the total number of Managers (either present (in person or by teleconference) or represented by proxy) shall constitute a quorum for the transaction of business at a meeting of the Board. Actions by the Board shall require the vote or consent of at least a majority of the votes cast on such matter, including at least one Warburg Pincus Group Manager. For quorum proposes any Warburg Pincus Group Manager or Warburg Pincus Group Managers present at a meeting shall count as an aggregate of three votes.

(g)           Place of Meetings: Order of Business.  The Board may hold its meetings and may have an office and keep the books of the Company, except as otherwise provided by Law, in such place or places, within or without the State of Delaware, as the Board may from time to time determine by resolution.  At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by the by resolution of the Board.

(h)           Regular Meetings.  Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such regular meetings shall not be required.

(i)            Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board (if any), the Chief Executive Officer, or, on the written request of any Warburg Pincus Group Manager, on at least 24 hours personal, written, telegraphic, cable, wireless or electronic notice to each Manager, which notice must include appropriate dial-in information to permit each Manager to participate in such meeting by means of telephone conference. Such notice need not state the purpose or purposes of such meeting, except as may otherwise be required by Law.

(j)            Compensation.  None of the Warburg Pincus Group Managers who are employees of a member of the Warburg Pincus Group or any of its Affiliates shall receive any compensation for serving on the Board prior to a Qualified Pubic Offering.  All of the Managers shall be entitled to reimbursement for reasonable out-of-pocket expenses in attending meetings of the Board. Unless otherwise restricted by the Certificate or this Agreement, the Board shall have the authority to fix the compensation of Managers.

(k)           Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Managers having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Managers entitled to vote thereon were present and voted.  Prompt notice of the taking of the action without a meeting by less than a unanimous written consent shall be given by the Company to those Managers who have not consented in writing, and the writing or writings shall be filed with the minutes of proceedings of the Board.

(l)            Telephonic Conference Meeting.  Subject to the requirement for notice of meetings, members of the Board may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(m)          Waiver of Notice Through Attendance.  Attendance of a Manager at any meeting of the Board (including by telephone) shall constitute a waiver of notice of such meeting, except where such Manager attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other Managers at such meeting of such purpose.

(n)           Reliance on Books.  Reports and Records. Each Manager shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its Officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Company.

(o)           Committees.

(i)            Designation; Powers.  Subject to the provisions of Section 8.2(o)(ii), the Board may designate one or more committees, including if they shall so determine an executive committee, each such committee consisting of one or more of the Managers. Any such designated committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Company as may be provided in such resolution, except that no such committee shall have the power or authority of the Board with regard to amending the Certificate or this Agreement, adopting an agreement of merger, consolidation, conversion or transfer by way of continuation, recommending to the Members the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to the Members a dissolution of the Company or a revocation of a dissolution of the Company or approving any Capital Call, and unless such resolution or the Certificate expressly so provides no such committee shall have the power or authority to declare a distribution or, except as otherwise provided by Sections 3.2(d)(i), 3.2(e)(i), 3.2(f)(i) or 3.2(g)(i), authorize the issuance of Membership Interests and Units.  In addition, such committee or committees shall have such other limitations of authority as may be determined from time to time by resolution adopted by the Board.  Each such committee shall be subject to the provisions of Section 8.5.

(ii)           Required Committees.  The Board shall establish an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”). The Audit Committee, the Compensation Committee and each other committee designated by the Board in accordance with Section 8.2(o)(i) shall have at least one Warburg Pincus Group Manager.  The Management Team Managers shall not be permitted to serve on the Compensation Committee.

(iii)          Procedure: Meetings; Quorum.  Any committee designated in accordance with this Section 8.2(o) shall choose its own chairman and, if desired, its own secretary, shall keep regular minutes of its proceedings and report the same to the Board when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules or procedures, or by resolution of such committee or Board.  At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members (including at least one Warburg Pincus Group Manager) present shall be necessary for the adoption of any resolution.

(iv)          Substitution of Managers.  Subject to the provisions of Section 8.2(o)(ii), the Board may designate one or more Managers as alternate members of any committee,

who may replace any absent or disqualified member at any meeting of such committee. Subject to the provisions of Section 8.2(o)(ii), in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

(p)           Observers.  The Warburg Pincus Group shall have the right to have non-voting observers (each, an “Observer”) and any other person approved by the Board attend each meeting of the Board and any committee thereof.  In addition, it is expected that members of the Management Team will attend each meeting of the Board.

(q)           Subsidiaries.  The Warburg Pincus Group shall have the right to designate at least one director (or equivalent) of any Subsidiary and any actions by the board (or equivalent) of any Subsidiary shall require a majority of the votes cast on such matter, including at least one vote from a Warburg Pincus Group designee.

Section 8.3            Officers.

(a)           Generally.  The Company may have such officers (the “Officers”) as the Board in its discretion may appoint.  The Board may remove any Officer with or without cause at any time; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the Officer so removed.  Election or appointment of an Officer shall not of itself create contractual rights.  Any such Officers may, subject to the general direction of the Board, have responsibility for the management of the normal and customary day-to-day operations of the Company, and act as “agents” of the Company in carrying out such activities.  The Officers shall be compensated, and the terms and conditions of their employment with the Company or a Subsidiary (as applicable) shall be, as provided in their respective employment agreements, if any.  Any Officer may resign at any time.  Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Board.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

(b)           Initial Officers.  As of the Original Execution Date, Raymond A. Foutch was appointed Chief Executive Officer of the Company, with such powers, authority and duties as specified from time to time by the Board.

(c)           General Authority of Officers.  Except as expressly provided otherwise in this Agreement, the Officers shall have delegated authority from the Board for conducting the day-to- day business of the Company, including the authority to:

(i)            manage the daily affairs, business operations and properties of the Company (including the opening, maintaining and closing of bank accounts and drawing checks or other orders for the payment of monies in the ordinary course of business) and, in connection therewith, bind the Company and otherwise act as its agent;

(ii)           expend Company funds in connection with operating the business of the Company;

(iii)          collect all amounts due to the Company and contest and exercise the Company’s right to collect such amounts;

(iv)          to the extent that funds of the Company are available therefore, pay as they become due, all obligations of the Company;

(v)           employ and dismiss from employment any and all employees (other than another Officer) and appoint and remove agents, consultants and independent contractors, in each case in the ordinary course of business;

(vi)          acquire, hold, manage, own, sell, transfer, convey, assign, exchange or otherwise dispose of assets of the Company;

(vii)         enter into, execute, make, amend, supplement, acknowledge, deliver and perform in the name and on behalf of the Company all contracts, agreements, licenses and other instruments, undertakings and understandings in the ordinary course of the business and affairs of the Company (or that the Board and, if applicable, the Members determine are necessary, appropriate or incidental to the carrying out of such business and affairs); and

(viii)        deliver Call Notices in accordance with this Agreement.

Section 8.4            Members.  Except for the right to consent to or approve certain matters as expressly provided in Section 8.5, the Members in their capacity as Members shall not have any other power or authority to manage the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company.  To the fullest extent permitted by Law and notwithstanding any provision of this Agreement or any Transaction Document, no Member in its capacity as a Member shall have any duty, fiduciary or otherwise, to the Company or any other Member in connection with the business and affairs of the Company or any consent or approval given or withheld pursuant to this Agreement or any Transaction Document.  The foregoing sentence will not be deemed to alter the contractual obligations of a Member to another Member or the Company pursuant to the Transaction Documents.  Except as otherwise expressly provided in this Agreement, Members shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company.  Any matter requiring the consent or approval of any of the Members pursuant to this Agreement shall be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by the holders of not less than the number of outstanding Units necessary to consent to or approve such action.  Prompt notice of such consent or approval shall be given by the Company to those Members who have not joined in such consent or approval.

Section 8.5            Decisions Requiring Board or Member Approval.

(a)           Notwithstanding anything in this Agreement to the contrary, the following actions by the Company or any of its Subsidiaries shall require the approval of the Board in accordance with Section 8.2(f) as well as Requisite Approval:

(i)            the adoption of an Annual Budget or any modification to an Annual Budget;

(ii)           making, modifying or withdrawing any Capital Call or reinstating any suspended Capital Call; and provided, that any such Capital Call not receiving Requisite Approval within five days of the approval of such Capital call by the Board shall be deemed to not have received Requisite Approval, and provided, further, however, that neither Board approval nor Requisite Approval shall be required for any Capital Call made pursuant to a Call Notice that requires periodic funding and that has been previously approved by the Board and Requisite Approval;

(iii)          except as specified in an Annual Budget or a Capital Call that has been approved in accordance with this Section 8.5(a), the entry into any agreement, contract or commitment or series of related agreements, contracts or commitments, in each case involving expenditures which, when fully funded are expected to (A) be in excess of $2,000,000 or (B) exceed by more than $2,000,000 the amount approved in an Annual Budget;

(iv)          entering into or amending a note, credit agreement, credit facility, letter of credit or other instrument of indebtedness in an aggregate amount in excess of $5,000,000 or more in any transaction or series of related transactions; otherwise incurring indebtedness or agreeing to furnish a guarantee or other credit support in an amount in excess of $5,000,000 in any transaction or series of related transactions; or the purchase, redemption, cancellation, prepayment or other complete or partial discharge in advance of a scheduled payment or mandatory redemption date of any such obligation in any transaction or series of related transactions, if, in each case, after the entering into any such transaction or series of related transactions the Company’s aggregate indebtedness would exceed five times EBITDA (adjusted for acquisitions on a pro forma basis) over the 12 months preceding such transaction or transactions;

(v)           making or entering into any material agreement, commitment, guarantee, obligation or activity related to hedging, forward sales arrangements or similar activities or any marketing contract with a term in excess of one year;

(vi)          the purchase, sale, lease, transfer or other acquisition or disposition of assets (including equity interests in any Person) in any transaction or series of related transactions for consideration (including assumed indebtedness) in excess of $5,000,000;

(vii)         amending or otherwise modify the Certificate or this Agreement;

(viii)        except as otherwise provided in the Transaction Documents, entering into, modifying, amending or terminating, or agreeing to enter into, modify, amend or terminate any agreement, contract or other commercial arrangement between the Company or any of its Subsidiaries on the one hand and any Affiliate, Manager, Member; on the other hand, other than compensatory arrangements with Officers approved by the Compensation Committee;

(ix)           the repurchase, creation, authorization or issuance of any Units or other Membership Interests (including any securities convertible into or exercisable or exchangeable for a Unit or other Membership Interest); other than the sale and issuance of Preferred Units pursuant to this Agreement and the Unit Subscription Agreement, the issuance of Profits Units pursuant to this Agreement and the applicable Restricted Unit Agreement or the repurchase of Units pursuant to the Transaction Documents;

(x)            the formation of any Subsidiary of the Company;

(xi)           any change in the Company’s independent public accountants or independent reserve engineers;

(xii)          the adoption of any voluntary change in the tax classification for federal income tax purposes of the Company or any of its Subsidiaries;

(xiii)         any change in the principal line of business of the Company and its Subsidiaries taken as a whole or in the Company’s purpose as set forth in Section 2.4;

(xiv)        the adoption of any compensation plan;

(xv)         any commencement or settlement of any material litigation, investigation or proceeding;

(xvi)        any consolidation, merger or other business combination or any conversion to another type or form of business entity;

(xvii)       any Liquidation Event;

(xviii)      the registration of any securities under the Securities Act or any public offering of securities (including any Qualified Public Offering, it being understood and agreed that following the approval of a Qualified Public Offering in accordance with this Section 8.5(a)(xviii), the conversion or exchange of Units into IPO Securities in connection therewith and pursuant to Section 7.7 shall not require further Requisite Approval pursuant to this Section 8.5(a)(xviii) or further Requisite Approval or approval by Raymond A. Foutch pursuant to Section 8.5(b)(iii));

(xix)         the adoption of a plan or proposal for a complete or partial liquidation, reorganization or recapitalization or commencement of any case, proceeding or action seeking relief under any laws relating to bankruptcy, insolvency, conservatorship or relief of debtors, or applying for or consenting to the appointment of a receiver, trustee, custodian, conservator or similar official, or filing an answer admitting the material allegations of a petition filed against the Company or any of its Subsidiaries in any such proceeding, or making a general assignment for the benefit of creditors, or admitting in writing its inability or failing generally to pay its debts as they become due;

(xx)          any distribution to the holders of Units or any redemption, acquisition or repurchase of any Units or other Membership Interests (including any securities convertible into or exercisable or exchangeable for a Unit or other Membership Interest);

(xxi)         changes in compensation for any Officer or entering into or amending any employment or severance agreement with any Officer; or the adoption of any compensation, employee benefit or welfare plans; and

(xxii)        entering into any agreement or otherwise committing to do any of the foregoing.

(b)           Notwithstanding anything in this Agreement to the contrary, if at any time that the Warburg Pincus Group owns less than 75% of the then outstanding Preferred Units and Raymond A. Foutch is a Manager, then any of the following actions by the Company or any of its Subsidiaries shall require the approval of the Board in accordance with Section 8.2(f) as well as (x) Requisite Approval and (y) the approval of Raymond A. Foutch:

(i)            any consolidation, merger or other business combination or any conversion to another type or form of business entity;

(ii)           any Liquidation Event;

(iii)          the registration of any securities under the Securities Act or any public offering of securities (including any Qualified Public Offering, it being understood and agreed that following the approval of a Qualified Public Offering in accordance with this Section 8.5(b)(iii), the conversion or exchange of Units into IPO Securities in connection therewith and pursuant to Section 7.7 shall not require further Requisite Approval or approval by Raymond A. Foutch pursuant to this Section 8.5(b)(iii) or further Requisite Approval pursuant to Section 8.5(a)(xviii));

(iv)          the adoption of a plan or proposal for a complete or partial liquidation, reorganization or recapitalization or commencement of any case, proceeding or action seeking relief under any laws relating to bankruptcy, insolvency, conservatorship or relief of debtors, or applying for or consenting to the appointment of a receiver, trustee, custodian, conservator or similar official, or filing an answer admitting the material allegations of a petition filed against the Company or any of its Subsidiaries in any such proceeding, or making a general assignment for the benefit of creditors, or admitting in writing its inability or failing generally to pay its debts as they become due;

Section 8.6            Acknowledgement Regarding Outside Businesses and Opportunities.

(a)           Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Company and the Members acknowledges and agrees that the Institutional Investors and their respective Affiliates (i) have made, prior to the date hereof, and are expected to make, on and after the date hereof, investments (by way of capital contributions, loans or otherwise), and (ii) have engaged, prior to the date hereof, and are expected to engage, on and after the date hereof, in other transactions with and with respect to, in each case, Persons engaged in businesses that directly or indirectly compete with the business of the Company and its Subsidiaries as conducted from time to time.  Except as otherwise expressly set forth in Section 8.6(b), the Company and the Members agree that any involvement, engagement or participation of such Institutional Investors and their respective Affiliates (including any Institutional Investor Nominee) in such investments, transactions and businesses, even if competitive with the Company, shall not be deemed wrongful or improper or to violate any duty express or implied under applicable Law.

(b)           The Company and each Member hereby renounce any interest or expectancy in any business opportunity, transaction or other matter in which any member of the Institutional Investor Group participates or desires or seeks to participate and that involves any aspect of the oil and gas industry or any other industry or business (each, a “Business Opportunity”) other than a Business Opportunity that (i) is presented to an Institutional Investor Nominee solely in such individual’s capacity as an Institutional Investor Nominee (whether at a meeting of the Board or otherwise) and with respect to which no member of the Institutional Investor Group has independently received notice or is otherwise pursuing or aware of such Business Opportunity or (ii) is identified to the Institutional Investor Nominee solely through the disclosure of information by or on behalf of the Company to the Institutional Investor Nominee and with respect to which no member of the Institutional Investor Group has independently received notice or is otherwise pursuing or aware of such Business Opportunity (each Business Opportunity other than those referred to in clauses (i) or (ii) are referred to as a “Renounced Business Opportunity”).  No member of the Institutional Investor Group, including any Institutional Investor Nominee, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, and any member of the Institutional Investor Group may pursue for itself or direct, sell, assign or transfer to a Person other than the Company any Renounced Business Opportunity.

(c)           Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against the Institutional Investors, any Covered Person or any of their respective Affiliates for or in connection with any such investment activity or other transaction activity or other matters described in Section 8.6(a) or (b), or activities related to any of the foregoing, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, in each case to the fullest extent permitted by Law; provided, however, that this Section 8.6(c) shall not constitute a release or waiver by the Company of any violation of Section 10.5 by a Member.

(d)           Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Company and the Members acknowledges and agrees that the

Institutional Investors and their respective Affiliates (including the Institutional Investor Nominees) have obtained, prior to the date hereof, and are expected to obtain, on and after the date hereof, confidential information from other companies in connection with the activities and transactions described in Section 8.6(a) or otherwise. Each of the Company and the Members hereby agrees that (i) none of the Institutional Investors or any of their respective Affiliates (including the Institutional Investor Nominees) has any obligation to use in connection with the business, operations, management or other activities of the Company or to furnish to the Company or any Member any such confidential information, and (ii) that any claims against, actions, rights to sue, other remedies or other recourse to or against the Institutional Investors, any Covered Person or any of their respective Affiliates (including the Institutional Investor Nominees) for or in connection with any such failure to use or to furnish such confidential information, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, to the fullest extent permitted by Law.

Section 8.7            Acknowledgement and Release Relating to Matters Requiring Member Approval.  Notwithstanding anything in this Agreement or any other Transactional Document to the contrary, each of the Company and the Members acknowledges and agrees that each Member, in its capacity as a Member, may decide or determine any matter subject to such Member’s approval pursuant to Section 8.5 or any other provision of this Agreement, including any decision or determination to approve a proposed Capital Call, in such Member’s sole and absolute discretion, and in making such decision or determination such Member shall have no duty, fiduciary or otherwise, to any other Member or to the Company, it being the intent of all Members that each Member, in its capacity as a Member, have the right to make such determination solely on the basis of its own interests.  Each of the Company and the Members hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against the Members or any of their respective Affiliates (including each Institutional Investor Nominee) for or in connection with any such decision or determination, including any decision or determination to approve a proposed Capital Call, in each case whether arising in common law or equity or created by rule of law, statue, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are in each case expressly released and waived by the Company and each Member, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement, the other Transaction Documents and any related agreement, and the incurring by the Members of the obligations provided in such agreements.

Section 8.8            Amendment, Modification or Repeal.  Any amendment, modification or repeal of the second sentence of Section 8.3(c)(viii), Section 8.6, Section 8.7 or any provision thereof shall be prospective only and shall not in any way affect the limitations on the liability of the applicable Members or any of their respective Affiliates under such provisions as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 9

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 9.1            Limitation of Liability and Indemnification.

(a)           Except as otherwise provided in any Transaction Document, no Manager (solely in such individual’s capacity as a Manager) nor any of its Affiliates shall be liable to the Company or to any Member for losses sustained or liabilities incurred as a result of any act or omission taken or omitted by such Manager in his capacity as such; provided, that such Manager’s conduct did not constitute fraud or knowing violation of Law.

(b)           Subject to its obligations and duties as set forth in Section 8.1 and Section 8.2, the Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and neither the Board nor any individual Manager (acting solely in such individual’s capacity as a Manager) shall be responsible or liable to the Company or any Member for any mistake, action, inaction, misconduct, negligence, fraud or bad faith on the part of any such agent appointed by the Board unless, with respect to an individual Manager only, such Manager had knowledge that such agent was acting unlawfully or engaging in fraud.

(c)           Any Covered Person acting for, on behalf of or in relation to, the Company in respect of any transaction, any investment or any business decision or action, or otherwise shall be entitled to rely on the provisions of the Transaction Documents and on the advice of counsel, accountants and other professionals that is provided to the Company or such Covered Person, and such Covered Person shall not be liable to the Company or to any Member for such Covered Person’s reliance on any Transaction Document or such advice, provided, that such Covered Person’s conduct did not constitute fraud or knowing violation of Law.  Except as otherwise required pursuant to any Transaction Document, notwithstanding any provisions of Law or in equity to the contrary, whenever a Covered Person is permitted or required to make a decision in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such Covered Person shall be entitled to consider only such interests (including its own interests) and factors as it desires, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, the Members or any other Person to the fullest extent permitted by applicable Law.  Each Member acknowledges and agrees that any Manager designated by an Institutional Investor, or its transferees or successors, pursuant to Section 8.2 shall serve in such capacity to represent the interests of the Members that designated such Manager and shall be entitled to consider only such interests (including the interests of the Members that designated such Manager) and factors specified by the Members that designated such Manager, and shall not owe duties, fiduciary or otherwise, at Law, in equity or under the Transaction Documents, to the Company, any other Member or to any creditor of the Company (even if the Company is insolvent or near insolvency).  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Manager or Member otherwise existing at Law or in equity, are agreed by the Members to replace, to the fullest extent permitted by applicable Law, such other duties and liabilities of such Manager or Member.  This Section 9.1 does not create any duty or liability of a Covered Person that does not otherwise exist at Law or in equity.

Notwithstanding anything to the contrary under this Agreement or pursuant to any duty (fiduciary or otherwise) or otherwise applicable provision of Law or equity, a Member or Manager may enter into voting agreements or arrangements with one or more other Members regarding, among other things, the voting by such Member or by Managers appointed by such Member.  Without limiting the scope of any such voting agreement or arrangement permitted hereunder, a voting agreement or arrangement may provide that Members may act in concert and that Managers may act in concert.

(d)           Each Covered Person (regardless of such person’s capacity and regardless of whether another Covered Person is entitled to indemnification) shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the fullest extent permitted under applicable Law, from and against any and all loss, liability and expense (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations; and fees, expenses and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Manager or Member) reasonably incurred or suffered by any such Covered Person in connection with the activities of the Company or its Subsidiaries, provided, that such Covered Person’s conduct did not constitute fraud or knowing violation of Law.  Notwithstanding anything to the contrary in this Section 9.1(d), no Officer shall be entitled to indemnification hereunder if such Officer did not act in good faith and in a manner such Officer reasonably believed to be in, or not opposed to, the best interests of the Company.  The indemnification provided by this Section 9.1 shall be in addition to any other rights to which a Covered Person may be entitled under any agreement, as a matter of Law or otherwise, both as to actions in such Covered Person’s capacity as a Covered Person hereunder and as to actions in any other capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such Covered Person.  A Covered Person shall not be denied indemnification in whole or in part under this Section 9.1 because such Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(e)           The Company shall advance to any Covered Person the expenses and other indemnification payments to which such Covered Person may be otherwise entitled; provided, however, that any such advance shall only be made if the Covered Person delivers a written affirmation by such Covered Person of its good faith belief that it is entitled to indemnification hereunder and agrees to repay all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified hereunder.

(f)            Each Covered Person may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such person or within such Person’s knowledge, in each case provided, that such Covered Person’s conduct did not constitute fraud or knowing violation of Law.

(g)           NOTWITHSTANDING ANYTHING IN ANY TRANSACTION DOCUMENT TO THE CONTRARY, TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER THE COMPANY NOR ANY COVERED PERSON SHALL BE LIABLE TO THE COMPANY, TO ANY MEMBER OR TO ANY OTHER PERSON MAKING CLAIMS ON BEHALF OF THE FOREGOING FOR CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING DAMAGES FOR LOSS OF PROFITS, LOSS OF USE OR REVENUE OR LOSSES BY REASON OF COST OF CAPITAL, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, THE BUSINESS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, THE GRANTING OR WITHHOLDING OF ANY APPROVAL REQUIRED HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW OR ANY OTHER LEGAL OR EQUITABLE DUTY OR PRINCIPLE, AND THE COMPANY AND EACH COVERED PERSON RELEASE EACH OF THE OTHER SUCH PERSONS FROM LIABILITY FOR ANY SUCH DAMAGES.

(h)           The obligations of the Company to the Covered Persons provided in the Transaction Documents or arising under Law are solely the obligations of the Company, and no personal liability whatsoever shall attach to, or be incurred by, any Member or other Covered Person for such obligations, to the fullest extent permitted by Law.  The obligations of the Institutional Investors which are Members provided in the Transaction Documents or arising under Law are solely the obligations of such Member, and no personal liability whatsoever shall attach to, or be incurred by, any other Covered Person for such obligations, to the fullest extent permitted by Law.  Where the foregoing provides that no personal liability shall attach to or be incurred by a Covered Person, any claims against or recourse to such Covered Person for or in connection with such liability, whether arising in common law or equity or created by rule of law, statute, constitution, contract or otherwise, are expressly released and waived under the Transaction Documents, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of the Transaction Documents and any related agreement, and the incurring by the Company or such Member of the obligations provided in such agreements.

(i)            Unless otherwise expressly provided in this Agreement, whenever a conflict of interest exists or arises between a Covered Person or any of its Affiliates, on the one hand, and the Company or another Member, on the other, any resolution or course of action by such Covered Person or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any other Transaction Document or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by the disinterested holders of a majority of each series of Units then outstanding (voting as a separate class), (ii) determined by such Covered Person in accordance with the provisions of Section 9.1(c) above to be on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iii) determined by such Covered Person in accordance with the provisions of Section 9.1(c) above to be fair and reasonable to the Company, taking into account the totality of the relationships among the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). If the resolution or course of action taken with respect to a conflict of interest is determined by the Board to satisfy either of the standards set forth in clauses (ii) or (iii) above, then it shall be presumed that, in making such decision, the Board acted in accordance with the standards set forth in the Transaction Documents, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

(j)            Nothing in this Section 9.1 shall be deemed to limit or waive any rights that any Person has for breach of contract under the terms of the Transaction Documents; provided, however, that each Member acknowledges that it is not relying upon any other Member or any of such other Member’s Affiliates, or any of such other Member’s or such other Member’s Affiliates’ respective stockholders, partners, members, directors, officers or employees, in making its investment or decision to invest in the Company or in monitoring such investment, and each Member hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against any other Member and such other Member’s Affiliates and any of such other Member’s or such other Member’s Affiliates’ respective stockholders, partners, members, directors, officers, managers, liquidators and employees (collectively, the “Released Persons”) for or in connection with any breach by any Released Person of the terms of any Transaction Document (other than a breach by a Released Person of its obligations under Section 7.4, Section 7.5 or Section 7.6) are expressly released and waived by each Member, in each case to the fullest extent permitted by Law. For the avoidance of doubt, the Company shall not be deemed to have waived or released its rights against any Released Person for a breach of such Released Person’s obligations to the Company pursuant to the Transaction Documents.  For purposes of this Section 9.1(j), the Company and its Subsidiaries shall be deemed to not be an Affiliate of any Released Person.

(k)           Any amendment, modification or repeal of this Section 9.1 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability of the Covered Persons, or terminate, reduce or impair the right of any past, present or future Covered Person, under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 9.2            Insurance.  The Company shall maintain insurance (including directors’ and officers’ insurance), at its expense, to protect each Manager and Officer of the Company, and the Company may maintain such insurance to protect itself and any Covered Person or other Member of the Company, in each case against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Act.

ARTICLE 10

CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS

Section 10.1         Financial Reports and Access to Information.

(a)           Each member of the Warburg Pincus Group shall be entitled to receive the following information from the Company:

(i)            Not later than the last day of each month, a monthly management report, including an unaudited balance sheet as of the end of the prior month and an unaudited related income statement and statement of cash flows for such month prepared in accordance with GAAP (with the exception of normal year end adjustments and absence of footnotes), consistently applied, together with a comparison of such statements to the Annual Budget for such periods (e.g., not later than October 31, unaudited financial statements as of and for the month ending September 30 shall be delivered);

(ii)           Within 45 days after the end of each fiscal quarter, an unaudited balance sheet as of the end of such quarter and an unaudited related income statement, and statement of cash flows for such quarter including any footnotes thereto (if any) prepared in accordance with GAAP (with the exception of normal year end adjustments and absence of footnotes), consistently applied, together with a comparison of such statements to the Annual Budget for such periods;

(iii)          Within 120 days after the end of each fiscal year, an audited balance sheet as of the end of such fiscal year and the related income statement, statement of members’ equity and statement of cash flows for such fiscal year prepared in accordance with GAAP, consistently applied and a signed audit letter from the Company’s auditors who shall be an accounting firm approved by the Board, together with a comparison of such statements to the Annual Budget for such periods;

(iv)          Within 120 days after the end of each fiscal year, a reserve report prepared by the Company’s independent reservoir engineers;

(v)           Promptly after the occurrence of any material event, notice of such event together with a summary describing the nature of the event and its impact on the Company; and

(vi)          Such other information as such member of the Warburg Pincus Group or their advisors may reasonably request.

(b)           The Board shall use its reasonable efforts to meet no less frequently than quarterly, and at such meetings the Company shall report to the Board on, among other things, its business activities, prospects, and financial position.

(c)           The Company shall permit each member of the Warburg Pincus Group and their respective representatives, at the sole risk of such Persons, to visit and inspect any of the properties of the Company and its Subsidiaries, including its books of account and other records (and make copies of and take extracts from such books and records), and to discuss all aspects of its business, affairs, finances and accounts with the Company’s and its Subsidiaries’ officers and its independent public accountants, all at such reasonable times during the Company’s and such Subsidiaries’ usual business hours and as often as any such person may reasonably request, and to consult with and advise management of the Company and its Subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company and its Subsidiaries. Any information received by a Member pursuant to this Section 10.1(c) shall be subject to the provisions of Section 10.5.

Section 10.2         Annual Budget.  The Officers of the Company shall present to the Board, at least 30 days before the beginning of each fiscal year of the Company ending on or after December 31, 2008, a reasonably detailed consolidated general and administrative annual budget for the upcoming fiscal year.  Such budget shall be subject to approval in accordance with Section 8.5. The budget for any fiscal year included in the Initial Budget, and the budget for any such other fiscal year described herein, as so approved, is referred to as the “Annual Budget.”

Section 10.3         Maintenance of Books.  The Company shall keep or cause to be kept at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board and any of the Members.  The Company’s financial books and records shall be maintained on a full cost accounting basis unless otherwise agreed by the entire Board.  The records shall include complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Certificate and this Agreement and all amendments thereto; a current list of the names and last known business, residence or mailing addresses of all Members; and the Company’s federal, state and local tax returns for the Company’s six most recent tax years.

Section 10.4         Accounts.  The Company shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company’s name with financial institutions and firms that the Board may determine.  The Company may not commingle the Company’s funds with the funds of any Member.

Section 10.5         Information.

(a)           No Member shall be entitled to obtain any information relating to the Company except as expressly provided in this Agreement or to the extent required by the Act; and to the extent a Member is so entitled to such information, such Member shall be subject to the provisions of Section 10.5(b).

(b)           Each Member agrees that all Confidential Information shall be kept confidential by such Member and shall not be disclosed by such Member in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such Member’s Affiliates, to Persons who are (or who are prospective) beneficial owners of equity interests in such Member and to managers; directors; officers; employees; and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors) of such Member and of such Member’s Affiliates (collectively, for purposes of this Section 10.5(b), “Representatives”), each of which Representatives shall be bound by the provisions of this Section 10.5(b) or substantially similar terms; (ii) any disclosure of Confidential Information may be made to the extent to which the Company consents in writing; (iii) any disclosure may be made of the terms of a Member’s investment in the Company pursuant to this Agreement and the performance of that investment to the extent in compliance with applicable Law (whether in the Member’s fundraising materials or otherwise); (iv) Confidential Information may be disclosed by a Member or Representative to the extent reasonably necessary in connection with such Member’s enforcement of its rights under this Agreement; and (v) Confidential Information may be disclosed by any Member or Representative to the extent that the Member or Representative has received advice from its counsel that it is legally compelled to do so, provided, that, prior to making such disclosure, the Member or Representative, as the case may be, uses reasonable efforts to preserve the confidentiality of the Confidential Information, including consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure, and provided, further, that the Member or Representative, as the case may be, discloses only that portion of the Confidential Information as is, based on the advice of its counsel, legally required.

(c)           Notwithstanding anything to the contrary in this Agreement, no holder of Profits Units shall be entitled to obtain from the Company or any other Member any information with respect to another holder of Profits Units or the terms of such holder’s Profits Units, including the number of Profits Units held by any other holder of Units.

(d)           The obligations of a Member pursuant to this Section 10.5 will continue following the time such Person ceases to be a Member, but thereafter such Person will not have the right to enforce the provisions of this Agreement.  Each Member acknowledges that disclosure of Confidential Information in violation of this Section 10.5 may cause irreparable damage to the Company and the Members for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Section 10.5.

Section 10.6         VCOC Amendments.  If an Institutional Investor (including any member of the Warburg Pincus Group) notifies the Company that the provisions of this Agreement should be amended to preserve the qualification of such Institutional Investor as a “venture capital operating company” (as defined by the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations (or any similar successor statute)) or otherwise to ensure that the assets of such Institutional Investor are not “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (or any similar successor statute), then the Company shall amend this agreement with an instrument executed by the Company and such Institutional Investor without the consent of any other party hereto (a “VCOC Amendment), subject to Section 13.5(a)(iv).

ARTICLE 11

TAXES

Section 11.1         Tax Returns.  The Company shall prepare and timely file all U.S. federal, state and local and foreign tax returns required to be filed by the Company.  Unless otherwise agreed by the Board, any income tax return of the Company shall be prepared by an independent public accounting firm of recognized national standing selected by the Board.  Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed.  The Company shall deliver to each Member within 75 calendar days after the end of the applicable fiscal year (or such longer period of time not in excess of 120 days after the end of the applicable fiscal year as is approved by the Board), a Schedule K-l together with such additional information as may be required by the Members in order to file their individual returns reflecting the Company’s operations.  The Company shall bear the costs of the preparation and filing of its tax returns.

Section 11.2         Tax Partnership.  It is the intention of the Members that the Company be classified as a partnership for U.S. federal income tax purposes. Unless otherwise approved in accordance with Section 8.5(a), neither the Company nor any Member shall make an election for the Partnership to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3.

Section 11.3         Tax Elections.  The Company shall make the following elections on the appropriate forms or tax returns:

(a)           to adopt the calendar year as the Company’s fiscal year, if permitted under the Code;

(b)           to adopt the accrual method of accounting and to keep the Company’s books and records on the U.S. federal income tax method;

(c)           to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b); and

(d)           any other election the Board may deem appropriate and in the best interests of the Members.

Section 11.4         Tax Matters Member.

(a)           The tax matters partner of the Company pursuant to Code Section 6231 (a)(7) shall be a Member designated from time to time by the Board subject to replacement by the Board.  (Any Member who is designated as the tax matters partner is referred to herein as the “Tax Matters Member”). The initial Tax Matters Member will be Raymond A. Foutch until such time as the Chief Financial Officer becomes a Member, at which time the Chief Financial Officer will be designated as the Tax Matters Member unless otherwise determined by the Board.  The

Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a notice partner within the meaning of Code Section 6231(a)(8).  The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

(b)           The Tax Matters Member shall take no action without the authorization of the Board, other than such action as may be required by Law.  Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c)           The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Board.  The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member.  Any Member that enters into a settlement agreement with respect to any Company item (within the meaning of Code Section 6231(a)(3)) shall notify the other Members of such settlement agreement and its terms within 90 days from the date of the settlement.

(d)           No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If the Board consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members.  If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.  Any Member intending to file a petition under Code Sections 6226 or 6228 or other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(e)           If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

Section 11.5         Section 83(b) Election.  Each Member who acquires Profits Units acknowledges and agrees to make an election under Code Section 83(b) and to consult with such Member’s tax advisor to determine the tax consequences of such acquisition and of filing an election under Code Section 83(b).  Each such Member acknowledges that it is the sole responsibility of such Member, and not the Company, to file the election under Code Section 83(b) even if such Member requests the Company or its Representatives to assist in making such filing.

Section 11.6         Section 83 Safe Harbor Election.  By executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”), including any similar safe harbor in any finalized Revenue Procedure, Revenue Ruling or Treasury Regulation, apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such final pronouncement in connection with services provided to the Company.  For purposes of making such Safe Harbor election, the Tax Matters Member is hereby designated as the “partner who has responsibility for Federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Tax Matters Member constitutes execution of a “Safe Harbor Election” in accordance with the IRS Notice or any similar provision of any final pronouncement.  The Company and each Member hereby agree to comply with all requirements of any such Safe Harbor, including any requirement that a Member prepare and file all Federal income tax returns reporting the income tax effects of each Interest issued by the Company in connection with services in a manner consistent with the requirements of the IRS Notice or other final pronouncement.  A Member’s obligations to comply with the requirements of this Section shall survive such Member’s ceasing to be a member of the Company and the termination, dissolution, liquidation and winding up of the Company.

ARTICLE 12

DISSOLUTION, WINDING-UP AND TERMINATION

Section 12.1         Dissolution.  Subject to Section 12.1(b), the Company shall be liquidated and its affairs shall be wound up on the first to occur of the following events (each a “Liquidation Event) and no other event shall cause the Company’s dissolution:

(i)            the consent of the Board and the approvals required under Section 8.5(a) and Section 8.5(b), as applicable;

(ii)           at any time when there are no Members; and

(iii)          entry of a decree of judicial dissolution of the Company under Section 18- 802 of the Act.

(b)           If the Liquidation Event described in Section 12.1(a)(ii) shall occur, the Company shall not be dissolved, and the business of the Company shall be continued, if the requirements of Section 18-801 of the Act for the avoidance of dissolution are satisfied (a “Continuation Election”).

(c)           Except as otherwise provided in this Section 12.1, to the maximum extent permitted by the Act, the death, retirement, Resignation, expulsion, Bankruptcy or dissolution of a Member or the commencement or consummation of separation proceedings shall not constitute a Liquidation Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.

Section 12.2         Winding-Up and Termination. On the occurrence of a Liquidation Event, unless a Continuation Election is made, the Board may select one or more Persons to act as liquidator or may itself act as liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator if approved by the Board. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidator are as follows:

(a)           as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations;

(b)           the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c)           all remaining assets of the Company shall be distributed to the Members as follows:

(i)            the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 6;

(ii)           with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii)          Company property shall be distributed among the Members in accordance with Section 6.1(c), and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 12.1(c). The distribution of cash or property to the Members in accordance with the provisions of this Section 12.1(c) constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Members of its Membership Interests (including Units) and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 12.3         Clawback.  In connection with the winding-up and termination of the Company, each holder of Profits Units (as of the time of such winding-up and termination) shall be required to contribute to the Company the amount, if any, of such holder’s Profits Unit Clawback Amount.  Notwithstanding the foregoing, no holder of Profits Units shall be required to make contributions pursuant to this Section 12.3 in an amount greater than the excess of the total distributions received by such holder with respect to Profits Units over the distributions made to such holder pursuant to Section 6.1(c) with respect to such holder’s Profits Units. Any amounts contributed to the Company pursuant to this Section 12.3 shall be available for distribution pursuant to Section 12.2(c).

Section 12.4         Deficit Capital Accounts.  No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member’s Capital Account.

Section 12.5         Certificate of Cancellation.  On completion of the distribution of Company assets as provided herein, the Board (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the effectiveness of the Certificate of Cancellation, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.

ARTICLE 13

GENERAL PROVISIONS

Section 13.1         Offset.  Whenever the Company is to pay or distribute any sum to any Member, any amounts that such Member, in its capacity as a Member, owes the Company, whether pursuant to this Agreement or another Transaction Document, may be deducted from that sum before payment or distribution.

Section 13.2         Notices.

(a)           Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i)            if to the Company, at the address of its principal executive offices;

(ii)           if to a current Member, to the address given for the Member on Schedule I hereto; and

(iii)          if to an additional Member or a holder of Membership Interests or Units that has not been admitted as a Member, to the address given for such Member or holder in an Addendum Agreement.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after the date of deposit with the delivery service.

(b)           Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 13.3         Entire Agreement; Supersedure.  This Agreement (including the Exhibits and Schedules) constitutes the entire agreement of the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

Section 13.4         Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 13.5         Amendment or Restatement; Power of Attorney.

(a)           Subject to Section 8.5, neither this Agreement (including any Exhibit or Schedule hereto) nor the Certificate may be amended, modified, supplemented or restated, nor may any provisions of this Agreement or the Certificate be waived, without Requisite Approval; provided, however, that (i) any such amendment, modification, supplement, restatement or waiver that by its explicit terms would alter or change the rights, obligations, powers or preferences specific to any series of Units in a disproportionate and adverse manner compared to the rights, obligations, powers and preferences specific to other series of Units shall require the prior written consent of Members holding a majority of the series of Units so disproportionately and adversely affected (other than any such holders that are Defaulting Members and the Units of such series held by such holders), (ii) except as otherwise provided in Section 5.4, any such amendment, modification, supplement, restatement or waiver that by its explicit terms would alter or change the rights, obligations, powers or preferences of any Member in its capacity as a holder of a specific series of Units in a disproportionate and adverse manner compared to other Members in their capacities as holders of the same series of Units shall require the prior written consent of such Member so disproportionately and adversely affected, (iii) except as otherwise provided in Section 5.2(a) (with respect to Management Committed Members) or Section 12.3, any such amendment, modification, supplement, restatement or waiver that would by its explicit terms increase the Additional Commitment of any Member or require a Capital Contribution to the Company by any Member that has not made an Additional Commitment to the Company shall require the prior written consent of such Member, and (iv) any VCOC Amendment may be made without the consent of any party other than the Company and the Institutional Investor requesting the VCOC Amendment; provided, however, that any VCOC Amendment that adversely affects a Member in its capacity as a Member in a disproportionate manner compared to the other Members (other than the Institutional Investor requesting such amendment) in their capacities as Members shall require the consent of the adversely affected Member. The execution of an Addendum Agreement in connection with an issuance or transfer of Units made in accordance with the terms of this Agreement and changes to Schedule I hereof to reflect such transfers or issuances shall not be considered amendments to this Agreement and shall not require approval hereunder.

(b)           Notwithstanding anything to the contrary in this Section 13.5, if (i) the provisions of Proposed Treasury Regulation Section 1.83-3 and related sections and the proposed Revenue Procedure described in IRS Notice 2005-43, as proposed by the Internal Revenue Service on May 24, 2005, or provisions similar thereto, or (ii) the amendments to Treasury Regulations §§ 1.704-1 and 1.704-3 proposed on January 22, 2003 (and corrected on March 28, 2003) are adopted as final (or temporary) rules (the “New Rules”), the Managers are authorized to make such amendments to this Agreement (including provision for any safe harbor election authorized by the New Rules) as the Managers may determine to be necessary or advisable to comply with or reflect the New Rules; provided, that such amendments do not materially alter the economic rights of the Members under this Agreement other than the timing of distributions pursuant to Section 6.1(b). Except as required by Law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any person not a party to this Agreement.

(c)           Each Member irrevocably makes, constitutes and appoints each Manager of the Company, acting individually or collectively, as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) any amendment, modification, supplement, restatement or waiver of any provision of this Agreement that has been approved in accordance with this Agreement and (ii) all other instruments, certificates, filings or papers not inconsistent with the terms of this Agreement which may be necessary or advisable in the determination of the Board to evidence an amendment, modification, supplement, restatement or waiver of, or relating to, this Agreement or to effect or carry out another provision of this Agreement or which may be required by law to be filed on behalf of the Company, including as may be necessary under Section 2.5.  With respect to each Member, the foregoing power of attorney (x) is coupled with an interest, shall be irrevocable and shall survive the incapacity or Bankruptcy of such Member and (y) shall survive the Disposition by such Member of all or any portion of the Units held by such Member.

Section 13.6         Binding Effect.  Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.  The rights under this Agreement may be assigned by a Member to a transferee of all or a portion of such Member’s Units transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Units so transferred; it being understood that the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such transferee is duly admitted as a Member in accordance with this Agreement.

Section 13.7         Governing Law; Severability; Limitation of Liability.

(a)           THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b)           The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby (except as otherwise expressly provided in any employment agreement, non-competition and confidentiality agreement, confidentiality, non-solicitation and non-disparagement agreement, or Restricted Unit Agreement), and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.  Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding of the nature specified in this subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 13.2.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)           In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate or (ii) any mandatory, non-waivable provision of the Act, such provision of the Certificate or the Act shall control.  If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(d)           If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 13.8         Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

Section 13.9         Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

Section 13.10       Fees and Expenses.  The Company shall pay the reasonable documented legal fees and expenses of counsel to, and the reasonable documented out-of-pocket expenses incurred by, the Institutional Investors and the Management Team in connection with this Agreement and the transactions contemplated herein.

Section 13.11       Termination of Employment Arrangements.  Each holder of Profits Units acknowledges and agrees that this Agreement, and the legal relationships created hereby, will not prevent the termination of any employment agreement or similar arrangement between such holder of Profits Units, on the one hand, and the Company or any of its Affiliates, on the other hand.  Each holder of Profits Units agrees that the termination by the Company or any of its Affiliates of any employment, consulting or independent contractor relationship with such holder of Profits Units for any reason at any time will not be construed for any purpose to violate any duty or obligation of any other Member or Manager under this Agreement.

Section 13.12       Former Nomenclature for Series A Units.  As of the date of this Agreement and for all purposes under this Agreement, all Units issued prior to the date hereof and referred to as “Series A Units” shall be hereinafter referred to as “Series A-l Preferred Units” and shall be subject to the terms applicable to such Units in this Agreement and the other Transaction Documents, as applicable.

IN WITNESS WHEREOF, the Company has executed this ‘First Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

COMPANY:

LAREDO PETROLEUM, LLC

By:	/s/ Raymond A. Foutch
Name:	Raymond A. Foutch
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Members have executed this First Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

MEMBER:

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX, LLC, its General Partner

By: Warburg Pincus Partners LLC, its Sole Member

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Name:	Peter R. Kagan
Title:	Partner

IN WITNESS WHEREOF, the Members have executed this First Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By: Warburg Pincus X, L.P.
Its: General Partner

By: Warburg Pincus X LLC,
Its: General Partner

By: Warburg Pincus Partners LLC,
Its: Sole Member

By: Warburg Pincus & Co.
Its: Managing Member

By:	/s/ Peter R. Kagan
Name:	Peter R. Kagan
Title:	Partner

WARBURG PINCUS X PARTNERS, L.P.

By: Warburg Pincus X, L.P. Its: General Gartner

By: Warburg Pincus X LLC, Its: General Partner

By: Warburg Pincus Partners LLC,
Its: Sole Member

By: Warburg Pincus & Co.,
Its: Managing Member

By:	/s/ Peter R. Kagan
Name:	Peter R. Kagan
Title:	Patner

EXHIBIT A

DEFINED TERMS

“$1.25 Threshold” means such time as (a) each then outstanding Preferred Unit has received distributions equal to its Preferred Unit Preference Amount and (b) additional aggregate distributions with respect to the then outstanding Series A-l Preferred Units have been made equal to the product of (i) $1.25 and (ii) the number of then outstanding Series A-l Preferred Units.

“$10.00 Threshold” means such time as (a) each then outstanding Preferred Unit has received distributions equal to its Preferred Unit Preference Amount and (b) additional aggregate distributions with respect to the then outstanding Series A-l Preferred Units have been made equal to the product of (i) $10.00 and (ii) the number of then outstanding Series A-l Preferred Units.

“$13.75 Threshold” means such time as (a) each then outstanding Preferred Unit has received distributions equal to its Preferred Unit Preference Amount and (b) additional aggregate distributions with respect to the then outstanding Series A-l Preferred Units have been made equal to the product of (i) $13.75 and (ii) the number of then outstanding Series A-l Preferred Units.

“Accredited Investor” has the meaning ascribed to such term in the regulations promulgated under the Securities Act.

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Addendum Agreement” is defined in Section 3.5(b).

“Additional Commitment” is defined in Section 5.2(a).

“Additional Member” means any Person that is not already a Member who acquires (i) a portion of the Units held by a Member from such Member or (ii) newly issued Units from the Company and, in each case, is admitted to the Company as a Member pursuant to the provisions of Section 3.5.

“Additional Requested Profits Series Units” is defined in Section 7.6(d)(i).

“Adjusted Capital Account” means the Capital Account maintained for each Member, (a) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-l(b)(2)(ii)(c), 1.704-2(g)(l) and 1.704-2(i)(5) and (b) decreased by any amounts described in Treasury Regulation Sections 1.704- l(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member.  The Adjusted Capital Accounts shall be maintained in a manner that facilitates the determination of that portion of each Adjusted Capital Account attributable to each series of Units that are not Management Units and that portion of each Adjusted Capital Account attributable to Management Units.

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“Adjustment Date” means with respect to each Preferred Unit, (a) the issue date of such Preferred Unit, and (b) the last day of each calendar quarter thereafter. In addition, if the Company makes a distribution other than within 15 days following the end of a calendar quarter, the date of such distribution shall be treated as an Adjustment Date.

“Affiliate” means, when used with respect to a specified Person, any Person which (a) directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person, (b) is an officer, director, general partner, trustee or manager of such specified Person, or of a Person described in clause (a), or (c) is a Relative of such specified Person or of an individual described in clauses (a) or (b).

“Agreement” means this First Amended and Restated Limited Liability Company Agreement of the Company, as amended and restated from time to time.

“Annual Budget” is defined in Section 10.2.

“Applicable Series A-l Unit Percentage” means 38.89%.

“Applicable Series A-2 Unit Percentage” means 31.11% multiplied by a fraction, the numerator of which is the amount of capital that has then been contributed to the Company in exchange for Series A-2 Preferred Units and the denominator of which is $300,000,000.

“Applicable Series B Unit Percentage” means 10.97%.

“Applicable Series C Unit Percentage” means 5.70%.

“Applicable Series D Unit Percentage” means 8.77% multiplied by a fraction, the numerator of which is the amount of capital that has then been contributed to the Company in exchange for Series A-2 Preferred Units and the denominator of which is $300,000,000.

“Applicable Series E Unit Percentage” means 4.56% multiplied by a fraction, the numerator of which is the amount of capital that has then been contributed to the Company in exchange for Series A-2 Preferred Units and the denominator of which is $300,000,000.

“Assumed Tax Liability” is defined in Section 6.1(b).

“Audit Committee” is defined in Section 8.2(o)(ii).

“Bankruptcy” or “Bankrupt” means with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of

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such Person’s properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment’s having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Blocker Corporation” is defined in Section 7.7(b).

“Board” is defined in Section 8.1.

“Book Liability Value” means with respect to any liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such liability in an arm’s-length transaction. The Book Liability Value of each liability of the Company described in Treasury Regulation Section 1.752- 7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Book Values.

“Book Value” means, with respect to any property, such property’s adjusted basis for federal income tax purposes, except as follows:

(a)           The initial Book Value of any property contributed by a Member to the Company shall be the fair market value of such property as reasonably determined by the Board;

(b)           The Book Values of all properties shall be adjusted to equal their respective fair market values as reasonably determined by the Board in connection with (i) the acquisition of an interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution to the Company, (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member, (iv) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704 l(b)(2)(ii)(g)(l) (other than pursuant to Section 708(b)(1)(B) of the Code), (v) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory warrant or option in accordance with Proposed Treasury Regulation Section 1.704-l(b)(2)(iv)(s), as such Treasury Regulation may be amended or modified, including upon the issuance of temporary or final Treasury Regulations or (vi) any other event to the extent determined by the Board to be necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-l(b)(2)(iv)(q).  If any noncompensatory warrants or options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Book Values of its properties in accordance with Proposed Treasury Regulation Sections 1.704-1 (b)(2)(iv)(f)(1) and 1.704-l(b)(2)(iv)(h)(2), as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations;

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(c)           The Book Value of property distributed to a Member shall be the fair market value of such property as reasonably determined by the Board; and

(d)           The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m) and clause (g) of the definition of Profits and Losses or Section 6.2(b)(v); provided, however, Book Value shall not be adjusted pursuant to this clause (d) to the extent the Board reasonably determines that an adjustment pursuant to clause (b) hereof is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Book Value of property has been determined or adjusted pursuant to clauses (b) or (d) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits and Losses and other items allocated pursuant to Article 6.

“Business Opportunity” is defined in Section 8.6(b).

“Call Notice” is defined in Section 5.3(a).

“Capital Account” means the account to be maintained by the Company for each Member pursuant to Section 5.6.

“Capital Call” is defined in Section 5.3(a).

“Capital Contribution” means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by such Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of his predecessors in interest.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a limited liability company, partnership or other Person (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

“Certificate” means the Certificate of Formation of the Company, as amended from time to time.

“Change of Control” means the occurrence of any of the following:

(a)           at any time prior to a Qualified Public Offering, the holders of Preferred Units Dispose of, directly or indirectly, in the aggregate 80% of the outstanding Preferred Units (A) by way of Unit Disposition or (B) pursuant to any merger, consolidation or other business combination of the Company with any Person (other than a Committed Member), other than pursuant to (i) the IPO Exchange or (ii) a Disposition to one or more Affiliates of Warburg Pincus LLC;

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(b)           at any time after a Qualified Public Offering, any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) (other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the IPO Issuer or any affiliate thereof, (B) the Institutional Investors as of the consummation of the Qualified Public Offering or (C) any entity owned, directly or indirectly, by the Members of the Company in substantially the same proportions as their ownership of Units of the Company) acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the IPO Issuer representing 40% or more of the combined voting power of the IPO Issuer’s then outstanding securities; provided, however, that if the IPO Issuer engages in a merger or consolidation in which the IPO Issuer or the surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the IPO Issuer’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

(c)           at any time after a Qualified Public Offering, a majority of the members of the Board of Directors of the IPO Issuer shall not be Continuing Directors; or

(d)           at any time after a Qualified Public Offering, the consummation of a merger or consolidation of the IPO Issuer with any other corporation, other than a merger or consolidation which would result in the voting securities of the IPO Issuer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 40% of the combined voting power of the voting securities of the IPO Issuer (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation.

“Chief Executive Officer” means the chief executive officer of the Company.

“Chief Financial Officer” means the chief financial officer of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Commitment Completion Date” means the first date on which the Remaining Commitments of each holder of outstanding Series A-2 Preferred Units (other than Defaulting Members) has been reduced to zero.

“Commitment Contributions” is defined in Section 5.2(a).

“Committed Member” is defined in Section 5.2(a).

“Company” is defined in the introductory paragraph to this Agreement.

“Compensation Committee” is defined in Section 8.2(o)(ii).

“Confidential Information” means all confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of a Member from the

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Company or its representatives, other than information which (a) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member, (b) was or becomes available to such Member on a nonconfidential basis prior to disclosure to the Member by the Company or its representatives, (c) was or becomes available to the Member from a source other than the Company and its representatives, provided, that such source is not known by such Member to be bound by a confidentiality agreement with the Company, or (d) is independently developed by such Member without the use of any such information received under this Agreement.

“Continuing Directors” means, as of any date of determination, any member of the Board who: (i) was a member of the Board on the date of a Qualified Public Offering; or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

“Continuation Election” is defined in Section 12.1(b).

“Control.” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Covered Person” means each current and former Member, Tax Matters Member, Manager, Officer, Institutional Investor, and each of their respective Affiliates, officers, directors, liquidators, partners, stockholders, managers, members and employees, in each case whether or not such Person continues to have the applicable status referred to above.

“Creditors’ Rights” means applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.

“Defaulted Contribution” is defined in Section 5.4.

“Defaulted Commitments” is defined in Section 5.4(d).

“Defaulting Member” is defined in Section 5.4.

“Depreciation” means, for each taxable year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for Federal income tax purposes with respect to property for such taxable year, except that (a) with respect to any property the Book Value of which differs from its adjusted tax basis for Federal income tax purposes and which difference is being eliminated by use of the remedial allocation method pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such taxable year shall be the amount of book basis recovered for such taxable year under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the Federal income tax depreciation,

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amortization or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, that if the adjusted tax basis of any property at the beginning of such taxable year is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board.

“Designated Value” is defined in Sections 3.2(a), 3.2(d)(iii), 3.2(e)(iii), 3.2(f)(iii) and 3.2(g)(iii).

“Disposition” including the correlative terms “Dispose” or “Disposed,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law) of Units (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Units is transferred or shifted to another Person.

“Drag-Along Transaction” means (a) any consolidation, conversion, merger or other business combination involving the Company in which Units are exchanged for or converted into cash, securities of a corporation or other business organization or other property, other than the IPO Exchange, (b) a Disposition of all or substantially all of the assets of the Company to be followed promptly by a liquidation of the Company or a distribution to the Members of all or substantially all of the net proceeds of such Disposition after payment or other satisfaction of liabilities and other obligations of the Company, or (c) the sale by all the Members of all their Units.

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“EBITDA” means earnings from the operations of the Company before interest, income taxes, depreciation and amortization, as determined by the Board.

“Effective Date” is defined in the preamble.

“Election Period” is defined in Section 7.8(b).

“Eligible Purchaser” means any holder of Preferred Units that (a) is not a Defaulting Member and (b) certifies to the Company’s reasonable satisfaction that such holder is an Accredited Investor.

“Eligible Purchaser Persons” is defined in Section 7.8(d).

“Eligible Seller” means any holder of Eligible Units that is not a Defaulting Member.

“Eligible Seller Persons” is defined in Section 7.6(k).

“Eligible Units” means (a) all outstanding Preferred Units, and (b) at any time after the Commitment Completion Date, all outstanding Vested Profits Units; provided, that if the

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determination of whether Units constitute Eligible Units is being made in contemplation of any transaction, such determination shall be made assuming such transaction was consummated prior to such determination, giving effect to the vesting of any Units that would occur as a result of such transaction.

“Excluded Unit Issuance” is defined in Section 7.8(a).

“First Notice” is defined in Section 7.8(b).

“First Refusal Notice Date” is defined in Section 7.4(a).

“Forfeited Series B Unit Percentage” means the product (expressed as a percentage) of (a) the Applicable Series B Unit Percentage and (b) the quotient obtained by dividing (i) the aggregate number of previously issued Series B Units that have been forfeited or repurchased (excluding any such forfeited or repurchased Units that have been reissued) by (ii) 16,923,077.

“Forfeited Series C Unit Percentage” means the product (expressed as a percentage) of (a) the Applicable Series C Unit Percentage and (b) the quotient obtained by dividing (i) the aggregate number of previously issued Series C Units that have been forfeited or repurchased (excluding any such forfeited or repurchased Units that have been reissued) by (ii) 8,791,209.

“Forfeited Series D Unit Percentage” means the product (expressed as a percentage) of (a) the Applicable Series D Unit Percentage and (b) the quotient obtained by dividing (i) the aggregate number of previously issued Series D Units that have been forfeited or repurchased (excluding any such forfeited or repurchased Units that have been reissued) by (ii) 13,538,462.

“Forfeited Series E Unit Percentage” means the product (expressed as a percentage) of (a) the Applicable Series E Unit Percentage and (b) the quotient obtained by dividing (i) the aggregate number of previously issued Series E Units that have been forfeited or repurchased (excluding any such forfeited or repurchased Units that have been reissued) by (ii) 7,032,967.

“Future Series A-2 Preferred Units” has the meaning ascribed to such term in the Unit Subscription Agreement.

“GAAP” means U.S. generally accepted accounting principles.

“HSR Act” is defined in Section 5.3(d).

“Independent Manager” is defined in Section 8.2(a)(iii).

“Initial Profits Series Tag-Along Percentage” is defined in Section 7.6(j)(i).

“Initial Requested Profits Series Units” is defined in Section 7.6(d)(i).

“Institutional Investor Group” means the Institutional Investors, each of their respective Affiliates (other than the Company and its Subsidiaries), any Institutional Investor Nominee, and

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any portfolio company in which the Institutional Investor or any of their Affiliates has an equity investment (other than the Company and its Subsidiaries).

“Institutional Investor Nominee” means any officer, director, partner, employee or other agent of an Institutional Investor whose designee serves as a Manager.

“Institutional Investors” means the Warburg Pincus Group and any Person who becomes a Committed Member after the Effective Date and is designed an “Institutional Investor” by the Board and each of their respective Affiliates other than the Company and its Subsidiaries.

“Investor Call Right Call Notice” is defined in Section 5.3(b).

“IPO Exchange” is defined in Section 7.7(a).

“IPO Issuer” means the Company or a successor to the Company that is an Affiliate of the Company or a Subsidiary of the Company or any of the Company’s Affiliates and which will be the issuer in a Qualified Public Offering.

“IPO Securities” is defined in Section 7.7(a).

“IRS Notice” is defined in Section 11.6.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the Act.

“Liquidation Event” is defined in Section 12.1(a).

“MAE Bringdown Certificate” is defined in Section 5.3(g).

“Management Committed Member” means Raymond A. Foutch and other Committed Members who are (i) executive Officers of the Company, who are employed by the Company or any of its Subsidiaries or (ii) Managers and, in either case, are designated as “Management Committed Members” by the Board.

“Management Committed Member Exercise Period” is defined in Section 5.2(a).

“Management Committed Member Option” is defined in Section 5.2(a).

“Management Team” means Raymond A. Foutch, Jerry R. Schuyler, Patrick J. Curth, W. Mark Womble and Bland Williamson and other individuals who are granted Profits Units, are employed by the Company or any of its Subsidiaries and included in this definition by the Board.

“Management Team Manager” is defined in Section 8.2(a)(ii).

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“Management Units” means the Preferred Units held by the Members that are part of the Management Team or their Permitted Transferees.

“Manager” is defined in Section 8.1.

“Member” means any Person (but not any Affiliate or entity in which such Person has an equity interest) executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any Person who has ceased to be a member in the Company.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i)(l).

“Membership Interest” means the interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, notices and information, and all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member; and all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as a Member.

“Minimum Gain” has the meaning assigned to that term in Treasury Regulation Section 1.704 2(d).

“New Rules” is defined in Section 13.5(b).

“New Units” is defined in Section 7.8(a).

“Nonrecourse Deduction Share” means, (i) with respect to each Member holding Series A-l Preferred Units, the product of (A) the Applicable Series A-l Unit Percentage, and (B) a fraction, the numerator of which is the number of Series A-l Preferred Units held by such Member, and the denominator of which is the total number of issued and outstanding Series A-l Preferred Units, (ii) with respect to each Member holding Series A-2 Preferred Units, the product of (A) the Applicable Series A-2 Unit Percentage, and (B) a fraction, the numerator of which is the number of Series A-2 Preferred Units held by such Member, and the denominator of which is the total number of issued and outstanding Series A-2 Preferred Units, and (iii) with respect to Series B Units, the product of (A) the Applicable Series B Unit Percentage, and (B) a fraction, the numerator of which is the number of Series B Units held by such Member and the denominator of which is the total number of issued and outstanding Series B Units (or the sum of such Nonrecourse Deduction Shares in the case of a Member holding more than one of such series of Units).

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“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulation Section 1.704-2(b).

“Notice of Right of First Refusal” is defined in Section 7.4(a).

“Offer Expiration Date” is defined in Section 7.4(b).

“Offer Price” is defined in Section 7.4(a).

“Offered Units” is defined in Section 7.4(a).

“Offeror Holder” is defined in Section 7.4(a).

“Officer” is defined in Section 8.3(a).

“Original Execution Date” is defined in the Recitals.

“Original Limited Liability Company Agreement” is defined in the Recitals.

“Over-Allotment Amount” is defined in Section 7.8(b).

“Permitted Transferee” means:

(a)           with respect to any holder of Profits Units, (i) the spouse of such Member, (ii) any trust, family partnership or limited liability company, the sole beneficiaries, partners or members of which are such Member or Relatives of such Member and (iii) the heirs of any deceased Member; and

(b)           with respect to any other Member, (i) the spouse of such Member, (ii) any trust, family partnership or limited liability company, the sole beneficiaries, partners or members of which are such Member or Relatives of such Member, (iii) the heirs of any deceased Member, (iv) an Affiliate of such Member and (v) in the context of a distribution by such Member to its direct or indirect equity owners substantially in proportion to such ownership, the partners, members or stockholders of such Member, or the partners, members or stockholders of such partners, members or stockholders.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Potential Clawback Amount” is defined in Section 6.1(e).

“Potential Competitor” means any Person whose business is or relates to the oil and gas industry.

“Preferred Inclusion Notice” is defined in Section 7.6(c).

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“Preferred Inclusion Right” is defined in Section 7.6(d)(i).

“Preferred Tag Offeree” is defined in Section 7.6(j)(ii).

“Preferred Unit Preference Amount” means, with respect to each Preferred Unit, (a) on the date such Preferred Unit is issued an amount equal to the purchase price of such Preferred Unit, and (b) on each subsequent Adjustment Date: (i) the Preferred Unit Preference Amount as of the previous Adjustment Date, (ii) increased by the Preferred Unit Preference Return with respect to such Preferred Unit since the previous Adjustment Date, and (iii) decreased by all distributions made with respect to such Preferred Unit pursuant to Section 6.1(b) and Section 6.1(c)(i) since the previous Adjustment Date. A separate determination of the Preferred Unit Preference Amount will be made each time amounts are proposed to be distributed to the Members pursuant to Section 6.1 and will take into account all contributions and distributions that have been made with respect to each Preferred Unit.

“Preferred Unit Preference Rate” means a daily rate expressed as a percentage equal to 7% per annum divided by 365 or 366 days, as the case may be, during such calendar year.

“Preferred Unit Preference Return” means an amount calculated with respect to each Preferred Unit as of each Adjustment Date equal to the sum of the amounts determined for each day (including such Adjustment Date) since the immediately preceding Adjustment Date by multiplying the Preferred Unit Preference Rate by the Preferred Unit Preference Amount as of the immediately preceding Adjustment Date.

“Preferred Units” is defined in Section 3.2(a).

“Pre-IPO Value” means the product of (a) the quotient obtained by dividing (i) the proceeds to the IPO Issuer from a Qualified Public Offering (less the reasonably estimated expenses of such Qualified Public Offering to the IPO Issuer) by (ii) a fraction (expressed as a percentage), the numerator of which is the number of Publicly Offered Securities to be sold to the public in the Qualified Public Offering and the denominator of which is the total number of securities of the same class or series as the Publicly Offered Securities (including the Publicly Offered Securities) that will be outstanding immediately after the Qualified Public Offering and (b) the difference between 100% and the percentage described in clause (a)(ii) of this definition.

“Profits” or “Losses” means, for each taxable year, an amount equal to the Company’s taxable income or loss for such taxable year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)           Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section

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1.704-l(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c)           In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d)           In the event the Book Liability Value of any liability of the LLC described in Treasury Regulation Section 1.752-7(b)(3)(i) is adjusted as required by this Agreement, the amount of such adjustment shall be treated as an item of loss (if the adjustment increases the Book Liability Value of such liability of the LLC) or an item of gain (if the adjustment decreases the Book Liability Value of such liability of the LLC) and shall be taken into account for purposes of computing Profits or Losses;

(e)           Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(f)            In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year;

(g)           To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704- l(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(h)           Any items that are allocated pursuant to Section 6.2(b) and (c) shall be determined by applying rules analogous to those set forth in clauses (a) through (g) hereof but shall not be taken into account in computing Profits and Losses.

“Profits Series Inclusion Right” is defined in Section 7.6(d)(i).

“Profits Series Notice” is defined in Section 7.6(d).

“Profits Series Tag-Along Exercise Notice” is defined in Section 7.6(d)(i).

“Profits Series Tag Offeree” is defined in Section 7.6(j)(iii).

“Profits Unit Clawback Amount” means, with respect to a holder of Profits Units (after giving effect to all distributions made pursuant to Article 6 and Section 12.1(c)), the excess of (i)

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the aggregate distributions received by such holder with respect to such holder’s Profits Units, over (ii) the amount of distributions such holder would have received with respect to such holder’s Profits Units if the amount of the aggregate distributions made to all holders of Units (as of the time of the winding-up and termination of the Company) since the inception of the Company were distributed to the holders of Units (as of the time of the winding-up and termination of the Company) pursuant to Section 6.1 (other than Section 6.1(b)) at the time of the winding up and termination of the Company, provided, that in making such calculation the Preferred Unit Preference Amount shall be calculated using the actual amount of the accrual of Preferred Unit Preference Return.

“Profits Units” means Series B Units, Series C Units, Series D Units and Series E Units.

“Proportionate Share” is defined in Section 7.4(b).

“Proposed Purchaser” is defined in Section 7.8(a).

“Pro Rata Share” means, with respect to any Eligible Purchaser, a fraction (expressed as a percentage), the numerator of which equals the number of Preferred Units held by such Eligible Purchaser and the denominator of which equals the total number of Preferred Units held by all Eligible Purchasers.

“Publicly Offered Securities” is defined in Section 7.7(a).

“Purchased Percentage” is defined in Section 7.6(e).

“Purchased Preferred Percentage” is defined in Section 7.6(j)(v).

“Purchased Preferred Units” is defined in Section 7.6(e).

“Purchased Profits Series Units” is defined in Section 7.6(e).

“Qualified Public Offering” means any firm commitment underwritten initial public offering by the IPO Issuer of equity securities pursuant to an effective registration statement under the Securities Act (a) for which aggregate cash proceeds to be received by the IPO Issuer from such offering (without deducting underwriting discounts, expenses and commissions) are at least $100,000,000, and (b) pursuant to which such equity securities are authorized and approved for listing on the New York Stock Exchange or admitted to trading and quoted in the Nasdaq Global Market system.

“Reallocated Committed Member” is defined in Section 5.2(c).

“Regulatory Allocations” means the allocations made pursuant to Section 6.1(c).

“Relative” means, with respect to any individual, (a) such individual’s spouse, (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption), and (c) the spouse of an individual described in clause (b).

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“Released Persons” is defined in Section 9.1(j).

“Remaining Commitment” is defined in Section 5.2(a).

“Renounced Business Opportunity” is defined in Section 8.6(b).

“Representatives” is defined in Section 10.5(b).

“Requested Preferred Tag-Along Percentage” is defined in Section 7.6(j)(v).

“Requested Preferred Units” is defined in Section 7.6(j)(vi).

“Requested Profits Series Tag-Along Percentage” is defined in Section 7.6(j)(vii).

“Requested Profits Series Units” is defined in Section 7.6(d)(i).

“Requesting Purchaser” is defined in Section 7.8(b).

“Requisite Approval” means the approval of the holders of a majority of the outstanding Preferred Units that are held by members of the Warburg Pincus Group.

“Resign” or “Resignation” means the resignation, withdrawal or retirement of a Member from the Company as a Member.

“Restricted Unit Agreement” means the Restricted Unit Agreement entered into or to be entered into between the Company and each recipient of Profits Units, in the form attached as Exhibit F or in such other form as approved by the Board.

“Retained Amounts” is defined in Section Section 6.1(e).

“ROFR Holder” is defined in Section 7.4(a).

“ROFR Holder Persons” is defined in Section 7.4(f).

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Series A-l Preferred Units” is defined in Section 3.2(a). “Series A-l Unit Percentage Interest” means:

(a)           before the $1.25 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series A-l Unit Percentage divided by (ii) the sum of (A) the Applicable Series A-l Unit Percentage and (B) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage);

(b)           after the $1.25 Threshold but before the $10.00 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series A-l Unit Percentage divided by (ii) the sum of (A)

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the Applicable Series A-l Unit Percentage, (B) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage), (C) the Applicable Series A-2 Unit Percentage and (D) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage);

(c)           after the $10.00 Threshold but before the $13.75 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series A-l Unit Percentage divided by (ii) the sum of (A) the Applicable Series A-l Unit Percentage, (B) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage), (C) the Applicable Series A-2 Unit Percentage, (D) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage) and (E) the Applicable Series C Unit Percentage (less the then Forfeited Series C Unit Percentage); and

(d)           after the $13.75 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series A-l Unit Percentage divided by (ii) 100% minus the sum of (A) the then Forfeited Series B Unit Percentage, (B) the then Forfeited Series D Unit Percentage, (C) the then Forfeited Series C Unit Percentage and (D) the then Forfeited Series E Unit Percentage.

“Series A-l Unit Sharing Ratio” means, with respect to each holder of Series A-l Preferred Units at the time of determination, the fraction (expressed as a percentage), the numerator of which is the number of Series A-l Preferred Units held by such holder and the denominator of which is the number of Series A-l Preferred Units then outstanding.

“Series A-l Unit Subscription Agreement” means the Unit Subscription Agreement dated May 21, 2007 among the Company and the Members party thereto, as amended or restated from time to time thereafter, attached as Exhibit E-l.

“Series A-2 Percentage Interest” means:

(a)           before the $1.25 Threshold, 0.00%;

(b)           after the $1.25 Threshold but before the $10.00 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series A-2 Percentage divided by (ii) the sum of (A) the Applicable Series A-l Percentage, (B) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage), (C) the Applicable Series A-2 Percentage and (D) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage);

(c)           after the $10.00 Threshold but before the $13.75 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series A-2 Unit Percentage divided by (ii) the sum of (A) the Applicable Series A-l Unit Percentage, (B) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage), (C) the Applicable Series A-2 Unit Percentage, (D) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage) and (E) the Applicable Series C Unit Percentage (less the then Forfeited Series C Unit Percentage); and

(d)           after the $13.75 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series A-2 Unit Percentage divided by (ii) 100% minus the sum of (A) the then

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Forfeited Series B Unit Percentage, (B) the then Forfeited Series D Unit Percentage, (C) the then Forfeited Series C Unit Percentage and (D) the then Forfeited Series E Unit Percentage.

“Series A-2 Unit Sharing Ratio” means, with respect to each holder of Series A-2 Preferred Units at the time of determination, the fraction (expressed as a percentage), the numerator of which is the number of Series A-2 Preferred Units held by such holder and the denominator of which is the number of Series A-2 Preferred Units then outstanding.

“Series B Units” is defined in Section 3.2(a).

“Series B Unit Percentage Interest” means:

(a)           before the $ 1.25 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage) divided by (ii) the sum of (A) the Applicable Series A-l Unit Percentage and (B) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage);

(b)           after the $1.25 Threshold but before the $10.00 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage) divided by (ii) the sum of (A) the Applicable Series A-l Percentage, (B) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage), (C) the Applicable Series A-2 Unit Percentage and (D) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage);

(c)           after the $10.00 Threshold but before the $13.75 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage) divided by (ii) the sum of (A) the Applicable Series A-l Unit Percentage, (B) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage), (C) the Applicable Series A-2 Unit Percentage, (D) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage) and (E) the Applicable Series C Unit Percentage (less the then Forfeited Series C Unit Percentage); and

(d)           after the $13.75 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage) divided by (ii) 100% minus the sum of (A) the then Forfeited Series B Unit Percentage, (B) the then Forfeited Series D Unit Percentage, (C) the then Forfeited Series C Unit Percentage and (D) the then Forfeited Series E Unit Percentage.

“Series B Unit Sharing Ratio” means, with respect to each holder of Series B Units, the fraction (expressed as a percentage), the numerator of which is the number of Series B Units held by such Member and the denominator of which is the number of Series B Units then outstanding; provided, however, that if one or more series of Series B Units are issued with a Designated Value greater than $0.00, each such series of Series B Units shall be ignored for purposes of determining the Series B Unit Sharing Ratio of such holder until aggregate distributions following the issuance of such series of Series B Units have been made with respect to the then

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outstanding Series A-l Preferred Units equal to the product of (i) the Designated Value of such series of Series B Units and (ii) the number of then outstanding Series A-l Preferred Units.

“Series B-l Units” is defined in Section 3.2(d).

“Series C Units” is defined in Section 3.2(a).

“Series C Unit Percentage Interest” means:

(a)           before the $10.00 Threshold, 0.00%;

(b)           after the $10.00 Threshold but before the $13.75 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series C Unit Percentage (less the then Forfeited Series C Unit Percentage) divided by (ii) the sum of (A) the Applicable Series A-l Unit Percentage, (B) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage), (C) the Applicable Series A-2 Unit Percentage, (D) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage) and (E) the Applicable Series C Unit Percentage (less the then Forfeited Series C Unit Percentage); and

(c)           after the $13.75 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series C Unit Percentage (less the then Forfeited Series C Unit Percentage) and (ii) 100% minus the sum of (A) the then Forfeited Series B Unit Percentage, (B) the then Forfeited Series D Unit Percentage, (C) the then Forfeited Series C Unit Percentage and (D) the then Forfeited Series E Unit Percentage.

“Series C Unit Sharing Ratio” means, with respect to each holder of Series C Units, the fraction (expressed as a percentage), the numerator of which is the number of Series C Units held by such Member and the denominator of which is the number of Series C Units then outstanding; provided, however, that if one or more series of Series C Units are issued with a Designated Value greater than $10.00, each such series of Series C Units shall be ignored for purposes of determining the Series C Unit Sharing Ratio of such holder until aggregate distributions following the issuance of such series of Series C Units have been made with respect to the then outstanding Series A-l Preferred Units equal to the product of (i) the amount by which the Designated Value of such series of Series C Units exceeds $10.00 and (ii) the number of then outstanding Series A-l Preferred Units.

“Series C-l Units” is defined in Section 3.2(e).

“Series D Units” is defined in Section 3.2(a).

“Series D Unit Percentage Interest” means:

(a)           before the $1.25 Threshold, 0.00%;

(b)           after the $1.25 Threshold but before the $10.00 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage) divided by (ii) the sum of (A) the Applicable Series A-l Unit Percentage, (B)

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the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage), (C) the Applicable Series A-2 Unit Percentage and (D) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage);

(c)           after the $10.00 Threshold but before the $13.75 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage) divided by (ii) the sum of (A) the Applicable Series A-l Unit Percentage, (B) the Applicable Series B Unit Percentage (less the then Forfeited Series B Unit Percentage), (C) the Applicable Series A-2 Unit Percentage, (D) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage) and (E) the Applicable Series C Unit Percentage (less the then Forfeited Series C Unit Percentage); and

(d)           after the $13.75 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series D Unit Percentage (less the then Forfeited Series D Unit Percentage) divided by (ii) 100% minus the sum of (A) the then Forfeited Series B Unit Percentage, (B) the then Forfeited Series D Unit Percentage, (C) the then Forfeited Series C Unit Percentage and (D) the then Forfeited Series E Unit Percentage.

“Series D Unit Sharing Ratio” means, with respect to each holder of Series D Units, the fraction (expressed as a percentage), the numerator of which is the number of Series D Units held by such Member and the denominator of which is the number of Series D Units then outstanding; provided, however, that if one or more series of Series D Units are issued with a Designated Value greater than $1.25, each such series of Series D Units shall be ignored for purposes of determining the Series D Unit Sharing Ratio of such holder until aggregate distributions following the issuance of such series of Series D Units have been made with respect to the then outstanding Series A-l Preferred Units equal to the product of (i) the amount by which the Designated Value of such series of Series D Units exceeds $1.25 and (ii) the number of then outstanding Series A-l Preferred Units.

“Series D-l Units” is defined in Section 3.2(f).

“Series E Units” is defined in Section 3.2(a).

“Series E Unit Percentage Interest” means:

(a)           before the $13.75 Threshold, 0.00%; and

(b)           after the $13.75 Threshold, the quotient (expressed as a percentage) of (i) the Applicable Series E Unit Percentage (less the then Forfeited Series E Unit Percentage) divided by (ii) 100% minus the sum of (A) the then Forfeited Series B Unit Percentage, (B) the then Forfeited Series D Unit Percentage, (C) the then Forfeited Series C Unit Percentage and (D) the then Forfeited Series E Unit Percentage.

“Series E Unit Sharing Ratio” means, with respect to each holder of Series E Units, the fraction (expressed as a percentage), the numerator of which is the number of Series E Units held by such Member and the denominator of which is the number of Series E Units then outstanding; provided, however, that if one or more series of Series E Units are issued with a Designated

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Value greater than $13.75, each such series of Series E Units shall be ignored for purposes of determining the Series E Unit Sharing Ratio of such holder until aggregate distributions following the issuance of such series of Series E Units have been made with respect to the then outstanding Series A-l Preferred Units equal to the product of (i) the amount by which the Designated Value of such series of Series E Units exceeds $13.75 and (ii) the number of then outstanding Series A-l Preferred Units.

“Series E-l Units” is defined in Section 3.2(g).

“Subsidiary” means (a) any corporation, partnership, limited liability company or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (b) a partnership in which the Company or any direct or indirect Subsidiary is a general partner or (c) a limited liability company in which the Company or any direct or indirect Subsidiary is a managing member or manager.

“Substituted Member” means any Person who acquires Units from a Member and is admitted to the Company as a Member pursuant to the provisions of Section 3.5.

“Tag-Along Offer” is defined in Section 7.6(a).

“Tag-Along Sale” is defined in Section 7.6(a).

“Tag-Along Transferee” is defined in Section 7.6(a).

“Takedown Period” means the earlier of: (i) the fifth anniversary of the Effective Date, or such later date set by the Board in its sole discretion, (ii) the funding of each Member’s Remaining Commitment or (iii) the consummation of a Qualified Public Offering.

“Tax Distribution Date” is defined in Section 6.1(b).

“Tax Matters Member” has the meaning assigned to the term “tax matters partner” in Code Section 6231(a)(7) and the meaning set forth in Section 11.4(a).

“Third Party” with respect to any Member means any Person, including any other Member, that is not a Permitted Transferee with respect to such first Member or the original holder of the related interest.

“Third Party Offer” is defined in Section 7.4.

“Total Commitment” means, with respect to a Committed Member, at any time such Committed Member’s Additional Commitment.

“Transaction Documents” means this Agreement, each agreement attached as an Exhibit (including any exhibit to any Exhibit) and any non-competition and confidentiality agreement, confidentiality, non-solicitation and non-disparagement agreement or employment agreement

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executed and delivered to the Company pursuant to the provisions of Sections 3.2(d)(i), 3.2(e)(i), 3.2(f)(i) or 3.2(g)(i).

“Transferor Requested Preferred Percentage” is defined in Section 7.6(j)(viii).

“Transferors” is defined in Section 7.6(a).

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unit Subscription Agreement” means the Series A-2 Unit Subscription Agreement dated the Effective Date among the Company and the Members party thereto, as amended or restated from time to time thereafter, attached as Exhibit E-2.

“Units” means the Series A-l Preferred Units, the Series A-2 Preferred Units, the Series B Units, the Series C Units, the Series D Units and the Series E Units, collectively, and any “Unit” shall refer to any one of the foregoing.

“Unvested Profits Units” means any Profits Units that have not vested pursuant to this Agreement or the Restricted Unit Agreement under which such Units have been granted.

“Unvested Series B Units” is defined in Section 3.2(d)(i).

“Unvested Series C Units” is defined in Section 3.2(e)(i).

“Unvested Series D Units” is defined in Section 3.2(f)(i).

“Unvested Series E Units” is defined in Section 3.2(g)(i).

“VCOC Amendment” is defined in Section 10.6.

“Vested Profits Units” means any Profits Units that have vested pursuant to this Agreement or the Restricted Unit Agreement under which such Units have been granted.

“Vested Series B Units” is defined in Section 3.2(d)(i).

“Vested Series C Units” is defined in Section 3.2(e)(i).

“Vested Series D Units” is defined in Section 3.2(f)(i).

“Vested Series E Units” is defined in Section 3.2(g)(i).

“Warburg Pincus Group” means Warburg Pincus IX, Warburg Pincus X and each transferee of Units (including subsequent transferees) directly or indirectly (in a chain of title) from Warburg Pincus IX or Warburg Pincus X and who is a Member.

“Warburg Pincus Group Manager” is defined in Section 8.2(a)(i).

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“Warburg Pincus IX” means Warburg Pincus Private Equity IX, L.P.

“Warburg Pincus X” means Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P., collectively; provided, however, that for all purposes hereunder, Warburg Pincus Private Equity X, L.P. shall be entitled to act on behalf of each of the other Persons named in this definition.

“Withheld Amounts” is defined in Section 6.1(e).

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